Exhibit 2.1

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IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re: Chapter 11

MARIN SOFTWARE INCORPORATED,1 Case No. 25-11263

Debtor.

ORDER CONFIRMING SECOND AMENDED COMBINED DISCLOSURE

STATEMENT AND PLAN OF REORGANIZATION OF MARIN SOFTWARE

INCORPORATED UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

Upon the filing by Marin Software Incorporated, the debtor and debtor in possession (the “Debtor”) in the above-captioned chapter 11 case, of the Second Amended Combined Disclosure

Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code [Docket No. 111], a copy of which is attached hereto as Exhibit A (including all exhibits and schedules thereto and as amended, modified, or supplemented from time to time, the “Combined Disclosure Statement and Plan”);2 and the Court having previously entered the

Order (I) Granting Conditional Approval of the Adequacy of Disclosures in the Combined Disclosure Statement and Plan; (II) Scheduling a Combined Hearing on (A) the Adequacy of the Disclosure Statement, (B) Confirmation of the Plan, and (C) the Assumption or Rejection of Executory Contracts and Cure Amounts, and Setting Deadlines Related Thereto; (III) Approving the Forms of Notices to Non-Voting Classes; and (IV) Granting Related Relief [Docket No. 88] (the “Conditional Approval and Procedures Order”); and the Debtor having served the Combined

Hearing Notice upon: (a) the Office of the United States Trustee for the District of Delaware (the

1 The last four digits of the Debtor’s federal tax identification number are 7180. The Debtor’s address is 149 New Montgomery, 4th Floor, San Francisco, CA 94105.

2 A capitalized term used but not defined herein shall have the meaning ascribed to it in the Combined Disclosure Statement and Plan.

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“U.S. Trustee”); (b) the Debtor’s known creditors on its creditor matrix, including, among others,

all taxing authorities, banks, UCC-1 lien holders, other secured creditors, litigants, and counterparties to contracts; (c) the Internal Revenue Service; (d) the United States Securities and Exchange Commission (the “SEC”); (e) the United States Attorney’s Office for the District of Delaware; (f) holders of equity interests; and (g) any party requesting special notice pursuant to Rule 2002 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) and Rule 2002-1(b) of the Local Rules of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), in accordance with the Conditional Approval and Procedures Order;3 and the Debtor having served the Non-Voting Notice in accordance with the Conditional Approval and Procedures Order; and the Debtor having filed the Supplement to First Amended Combined Disclosure Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code [Docket No. 104] (as amended, the “Plan Supplement”) in accordance with the Conditional Approval and Procedures Order; and the Debtor having filed a Form 8-K with the SEC attaching a copy of the First Amended Combined Disclosure Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code [Docket No. 89], notifying equity holders of the scheduled hearing to consider final approval and confirmation of the Combined Disclosure Statement and Plan and the deadlines to file for objections thereto; and the Court having considered the record in this Chapter 11 Case and the Declaration of Robert Bertz in Support of Confirmation of the First Amended Combined Disclosure Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code (the “Confirmation Declaration”); and the Court having considered the terms and provisions of the Combined Disclosure Statement and Plan, the briefs and arguments regarding confirmation of the Combined Disclosure Statement and Plan, any

3 Affidavit of Service at Docket No. 101 (the “Confirmation Notice Affidavit”).

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objections to confirmation of the Combined Disclosure Statement and Plan and any evidence in support thereof, and the evidence in support of confirmation of the Combined Disclosure Statement and Plan; and the Confirmation Hearing having been held on August 28, 2025; and after due deliberation;

THE COURT HEREBY FINDS:

A.
Findings of Fact. The findings of fact and the conclusions of law stated in this order (the “Confirmation Order”) shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding by Bankruptcy Rule 9014. To the extent that any finding of fact shall be determined to be a conclusion of law, it is adopted as such, and to the extent that any conclusion of law shall be determined to be a finding of fact, it is adopted as such.

B.
Jurisdiction; Venue; Core Proceeding. The United States District Court for the District of Delaware has jurisdiction over this matter pursuant to section 1334 of the Bankruptcy Code, which was referred to this Court under section 157 of the Bankruptcy Code pursuant to the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This Court has jurisdiction to determine whether the Combined Disclosure Statement and Plan complies with the applicable provisions of title 11 of the United States Code (the “Bankruptcy Code”) and should be confirmed. Venue in this district is proper pursuant to sections 1408 and 1409 of the Bankruptcy Code. Confirmation of the Combined Disclosure Statement and Plan is a core proceeding pursuant to section 157(b)(2)(L) of the Bankruptcy Code. Confirmation of a plan by this Court is a constitutional exercise of the jurisdiction and power conferred by Congress on this Court, and this Court may enter a final order.
C.
Sufficiency of Disclosures. The disclosures contained in the Combined Disclosure Statement and Plan provided Holders of Claims and Interests with adequate information to make an informed

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judgment about the Combined Disclosure Statement and Plan in accordance with section 1125(a)(1) of the Bankruptcy Code.

D.
Notice, Transmittal, and Mailing of Solicitation Materials. As evidenced by the Confirmation Notice Affidavit, due, adequate, and sufficient notice of the Combined Disclosure Statement and Plan, and the Combined Hearing, together with all deadlines for objecting to the Plan, have been provided as required by the Conditional Approval and Procedures Order. No other or further notice is necessary or shall be required.
E.
Voting on Plan Unnecessary. As set forth in Section 2.2 of the Combined Disclosure Statement and Plan, all Classes of Claims and Interests under the Plan are Unimpaired and deemed to accept the Plan. Accordingly, in compliance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rule 3017 and 3018, the Conditional Approval and Procedures Order, all applicable provisions of the Bankruptcy Code, and all other applicable rules, laws, and regulations, no parties were solicited to vote to accept or reject the Plan.
F.
Vote Certification. As set forth above, all holders of Claims and Interests in Classes 1, 2, 3, 4, and 5 are Unimpaired under the Combined Disclosure Statement and Plan and deemed to accept the Plan. Accordingly, no votes to accept or reject the Plan were tabulated or certified.
G.
Releases, Exculpations and Injunctions. The release, exculpation, and injunction provisions set forth in Section 16 of the Plan: (a) were conspicuously emphasized with bold typeface in the Combined Disclosure Statement and Plan and the Confirmation Hearing Notice such that all Holders of Claims and Interests were provided adequate notice and an opportunity to object; (b) are within the jurisdiction of the Court under sections 1334(a), 1334(b) and 1334(d) of the Bankruptcy Code; (c) are an essential means of implementing the Combined Disclosure Statement and Plan pursuant to section 1123(a)(5) of the Bankruptcy Code; (d) are an integral element of the transactions incorporated into the

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Combined Disclosure Statement and Plan; (e) confer material benefits on, and are in the best interests of, the Debtor, its Estate, and its creditors;

(f) are important to the overall objectives of the Combined Disclosure Statement and Plan to resolve finally all Claims among or against the key parties in interest in the Chapter 11 Case with respect to the Debtor; and (g) are consistent with sections 105, 1123, and 1129 and other applicable provisions of the Bankruptcy Code. The record of the Confirmation Hearing and the Chapter 11 Case is sufficient to support the release, exculpation, and injunction provisions in the Combined Disclosure Statement and Plan.

H.
Plan Supplement. On August 14, 2025, the Debtor filed the Plan Supplement, which included the (i) form of Amended and Restated Bylaws, (ii) form of Amended and Restated Certificate of Incorporation (together, the “Charter Documents”), (iii) Plan Administrator

Agreement, (iv) Election of Subscription Option, and (v) disclosures pursuant to section 1129(a)(5) of the Bankruptcy Code.4 All information and documents included in the Plan Supplement and the amendments thereto are integral to, part of, and incorporated by reference into the Plan. The Plan Supplement complies with the terms of the Plan, and the filing and notice of such documents provided due, adequate, and sufficient notice in accordance with the Conditional Approval and Procedures Order, the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules, and no other or further notice is necessary or shall be required. Consistent with the terms of the Plan, the Debtor reserves its right to alter, amend, update, supplement, or modify the Plan Supplement before the Effective Date.

4 On August 25, 2025, the Debtor filed the Notice of Filing of Amended Supplement to Combined Disclosure Statement and Plan of Reorganization of Marin Software Incorporated Under Chapter 11 of the Bankruptcy Code [Docket No. 113], which included (i) the modified Plan Administrator Agreement, and (ii) a comparison against the original Plan Administrator Agreement.

I.
Plan Compliance with Bankruptcy Code—11 U.S.C. § 1129(a)(1). The Combined Disclosure Statement and Plan complies with the applicable provisions of the Bankruptcy Code, thereby

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satisfying section 1129(a)(1) of the Bankruptcy Code.
(i)
Proper Classification—11 U.S.C. §§ 1122, 1123(a)(1). Aside from Administrative Claims, DIP Facility Claims, and Priority Tax Claims, which need not be classified, the Combined Disclosure Statement and Plan designates five (5) Classes of Claims or Interests against or in the Debtor. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. The classification of Claims and Interests in the Combined Disclosure Statement and Plan is reasonable and necessary and has a rational, justifiable, and good faith basis. Valid business, factual, and legal reasons exist for classifying separately the various Classes of Claims and Interests created under the Combined Disclosure Statement and Plan, and such Classes do not discriminate unfairly among Holders of Claims and Interests. Therefore, the Combined Disclosure Statement and Plan satisfies sections 1122 and 1123(a)(1) of the Bankruptcy Code.
(ii)
Specify Unimpaired Classes—11 U.S.C. § 1123(a)(2). Section 9.1 of the Combined Disclosure Statement and Plan specifies that no Classes of Claims or Interests are Impaired under the Plan, thereby satisfying section 1123(a)(2) of the Bankruptcy Code.
(iii)
Specify Treatment of Impaired Classes—11 U.S.C. § 1123(a)(3).

Section 9.1 specifies that no Classes of Claims or Interests are Impaired under the Plan, thereby satisfying section 1123(a)(3) of the Bankruptcy Code.

(iv)
No Discrimination—11 U.S.C. § 1123(a)(4). The Combined Disclosure Statement and Plan provides for the same treatment for each Claim or Interest in each respective Class unless the Holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest, thereby satisfying section 1123(a)(4) of the Bankruptcy Code.

(v)
Implementation of Plan—11 U.S.C. § 1123(a)(5). Section 14 and other provisions of the

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Combined Disclosure Statement and Plan provide adequate means for implementation of the Combined Disclosure Statement and Plan, including provisions for the: (a) continued existence of the Reorganized Debtor; (b) discharge of the Debtors’ current management and board of directors; (c) appointment of, and designation of the authority and role of, the Plan Administrator; (d) closing of the transactions required and contemplated under the Plan; (e) vesting of Estate property in the Reorganized Debtor;

(f) the Reorganized Debtor’s rights regarding litigation of Causes of Action;

(g) termination of the Claims Agent; (h) application for entry of a final decree; and

(i) winddown of non-Debtor subsidiaries. Such provisions provide adequate and proper means for implementation of the Combined Disclosure Statement and Plan, thereby satisfying section 1123(a)(5) of the Bankruptcy Code.

(vi)
Non-Voting Equity Securities—11 U.S.C. § 1123(a)(6). The Reorganized Debtor’s governing documents, including the Charter Documents, shall be deemed to include provisions prohibiting the issuance of non-voting equity securities, to the extent required by section 1123(a)(6) of the Bankruptcy Code and limited as necessary to facilitate compliance with applicable non-bankruptcy federal laws governing foreign ownership of the Debtor. Thus, the requirements of section 1123(a)(6) of the Bankruptcy Code are satisfied.
(vii)
Selection of Officers and Directors—11 U.S.C. § 1123(a)(7). Pursuant to Section 14.2 of the Combined Disclosure Statement and Plan, the members of the board of directors of the Debtor and the officers of the Debtor existing immediately before the Effective Date shall be deemed terminated and/or removed and the Plan Sponsor may nominate and elect new members of the board of directors. The members of the board of directors and officers of the Reorganized Debtor will be selected

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in accordance with the Charter Documents, provided that certain directors and officers have been selected and identified as set forth in the Plan Supplement. The manner of selection and appointment of the members of the board of directors and officers of the Reorganized Debtor is consistent with the interests of Holders of Claims and Interests and with public policy and accordingly satisfies the requirements of section 1123(a)(7) of the Bankruptcy Code.

(viii)
Additional Plan Provisions—11 U.S.C. § 1123(b). The Combined Disclosure Statement and Plan’s additional provisions, including in respect of the rejection of the Debtor’s remaining executory contracts and unexpired leases, are appropriate and consistent with the applicable provisions of the Bankruptcy Code.
J.
Compliance with Bankruptcy Code—11 U.S.C. § 1129(a)(2). The Debtor, as the proponent of the Combined Disclosure Statement and Plan, has complied with the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(2) of the Bankruptcy Code.
K.
Plan Proposed in Good Faith—11 U.S.C. § 1129(a)(3). The Debtor has proposed the Combined Disclosure Statement and Plan in good faith and not by any means forbidden by law, thereby satisfying section 1129(a)(3) of the Bankruptcy Code. The Court has examined the totality of the circumstances surrounding the formulation of the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan and related documents reflect and are the result of extensive, arm’s-length, and good faith negotiations among the Debtor, the DIP Lender, Plan Sponsor, and other creditors and parties in interest in the Chapter 11 Case and are consistent with the best interests of the Estate, creditors, and other stakeholders. The Debtor, the DIP Lender, Plan Sponsor, and each of their respective agents, advisors, and professionals acted in good faith in negotiating and proposing, where applicable, the Combined Disclosure Statement and Plan and all the agreements, compromises, settlements, transactions, and transfers contemplated thereby.

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L.
Payments for Services or Costs and Expenses—11 U.S.C. § 1129(a)(4). The Combined Plan and Disclosure Statement complies with section 1129(a)(4) of the Bankruptcy Code. Without limiting the generality of the foregoing, the selection and compensation of the Plan Administrator in accordance with the Combined Plan and Disclosure Statement is appropriate and proper.
M.
Directors, Officers, and Insiders—11 U.S.C. § 1129(a)(5). The Debtor has complied with section 1129(a)(5) of the Bankruptcy Code. Without limiting the generality of the foregoing, the identity and affiliations of the person who will serve as initial director and officers of the Reorganized Debtor as of the Effective Date has been fully disclosed in the Plan Supplement. Moreover, the identity and affiliation of the Plan Administrator has been fully disclosed in the Plan Supplement
N.
No Rate Changes—11 U.S.C. § 1129(a)(6). Section 1129(a)(6) of the Bankruptcy Code is not applicable.
O.
Best Interests of Creditors—11 U.S.C. § 1129(a)(7). Section 1129(a)(7) of the Bankruptcy Code is not applicable because all Holders of Claims and Interests are Unimpaired under the Plan.
P.
Acceptance or Rejection by Certain Classes—11 U.S.C. § 1129(a)(8). No Classes of Claims or Interests are Impaired under the Plan, and thus are deemed to accept the Plan. Therefore, the Combined Disclosure Statement and Plan satisfies the requirements of section 1129(a)(8) of the Bankruptcy Code.
Q.
Treatment of Administrative, DIP Facility, and Priority Tax Claims— 11 U.S.C. § 1129(a)(9). The treatment of Administrative Claims (including DIP Facility Claims)

and Priority Tax Claims pursuant to Section 8 of the Combined Disclosure Statement and Plan satisfies the requirements of sections 1129(a)(9)(A), (B) and (C) of the Bankruptcy Code.

R.
Acceptance by Impaired Class—11 U.S.C. § 1129(a)(10). No Classes of Claims or Interests

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are Impaired under the Plan. Therefore, section 1129(a)(10) of the Bankruptcy Code is not applicable.
S.
Feasibility—11 U.S.C. § 1129(a)(11). The Combined Disclosure Statement and Plan, the Confirmation Declaration, and other evidence proffered or adduced by the Debtor at the Confirmation Hearing with respect to the feasibility of the Combined Disclosure Statement and Plan: (a) are reasonable, persuasive, and credible; (b) have not been controverted by other evidence or challenged in any objection; and (c) establish that confirmation of the Combined Disclosure Statement and Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Reorganized Debtor. Based upon the foregoing, the Court finds that the Debtor has satisfied the requirements of section 1129(a)(11) of the Bankruptcy Code.
T.
Payment of Fees—11 U.S.C. § 1129(a)(12). All fees payable under section 1930 of the Bankruptcy Code on or before the Effective Date, as determined by the Court, have been paid or will be paid on the Effective Date pursuant to the Combined Disclosure Statement and Plan, thus satisfying section 1129(a)(12) of the Bankruptcy Code.
U.
Inapplicable Provisions—11 U.S.C. § 1129(a)(13)–(16). Sections 1129(a)(13), (14), (15), and (16) of the Bankruptcy Code are inapplicable to the Combined Disclosure Statement and Plan.
V.
Fair and Equitable; No Unfair Discrimination—11 U.S.C. § 1129(b). No Classes of Claims or Interests are Impaired under the Plan. Therefore, section 1129(b) of the Bankruptcy Code is not applicable.

W.
Only One Plan—11 U.S.C. § 1129(c). Other than the Combined Disclosure Statement and Plan (including previous versions thereof), no other plan has been filed in the Chapter 11 Case. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.
X.
Principal Purpose—11 U.S.C. § 1129(d). The principal purpose of the Combined Disclosure

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Statement and Plan is neither the avoidance of taxes nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to the confirmation of the Combined Disclosure Statement and Plan on any such grounds. The Combined Disclosure Statement and Plan thus satisfies the requirements of section 1129(d) of the Bankruptcy Code.
Y.
Rejected Contracts and Leases. Pursuant to Section 13 of the Combined Disclosure Statement and Plan, the Debtor has exercised sound business judgment in rejecting executory contracts and unexpired leases pursuant to the Combined Disclosure Statement and Plan. No party to an executory contract or unexpired lease to be rejected by the Debtor pursuant to the Combined Disclosure Statement and Plan has objected to the rejection thereof.
Z.
Satisfaction of Confirmation Requirements. The Debtor has met its burden of proving the Plan satisfies all of the requirements for confirmation set forth in section 1129 of the Bankruptcy Code by a preponderance of the evidence.
AA.
Other Findings. To permit the Plan Administrator to commence its duties as quickly as practicable and to promote prompt distributions under the Combined Disclosure Statement and Plan and Plan Administrator Agreement for the benefit of Holders of Claims and Interests, good cause exists to support the waiver of the stay imposed by Bankruptcy Rule 3020(e).

THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

1.
Confirmation of Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan is approved on a final basis as having adequate information under sections 1125(a)(1) of the Bankruptcy Code. All requirements for confirmation of the Combined Disclosure Statement and Plan have been satisfied. The Combined Disclosure Statement and Plan is CONFIRMED in its entirety

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pursuant to section 1129 of the Bankruptcy Code. Any and all objections to the Combined Disclosure Statement and Plan are hereby overruled and denied in their entirety on the merits, with prejudice. The provisions of the Combined Disclosure Statement and Plan and this Confirmation Order are non-severable and mutually dependent. The failure specifically to include or reference any particular term or provision of the Combined Disclosure Statement and Plan in this Confirmation Order shall not diminish or impair the effectiveness of such term and provision, it being the intent of the Court that the Combined Disclosure Statement and Plan, the Plan Supplement, and all related agreements and documents be approved and confirmed in their entirety.
2.
Occurrence of Effective Date. The Effective Date of the Combined Disclosure Statement and Plan shall occur on the date when the conditions set forth in Section 17.2 of the Combined Disclosure Statement and Plan have been satisfied or, if applicable, waived pursuant to Section 17.3 of the Combined Disclosure Statement and Plan.
3.
Binding Effect. Effective on the Effective Date, to the fullest extent provided under section 1141 of the Bankruptcy Code, the Combined Disclosure Statement and Plan and its provisions (including, without limitation, the exculpation provisions (Section 16.2), the release provisions (Section 16.3), and the injunction provisions (Section 16.4)) shall be binding upon the Debtor, the Reorganized Debtor, the Plan Administrator, any individual or entity acquiring or receiving property or a distribution under the Combined Disclosure Statement and Plan, and any Holder of a Claim against or Interest in the Debtor, including all governmental entities. Pursuant to sections 1123(a), 1123(b), and 1142(a) of the Bankruptcy Code and the provisions of this Confirmation Order, from and after the Effective Date, the Debtor, the Reorganized Debtor, and the Plan Administrator shall comply with the Combined Disclosure Statement and Plan and all other related documents, which shall be enforceable notwithstanding any otherwise applicable non-bankruptcy law.

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4.
Releases. For good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, subject to the exceptions and exclusions contained in the Combined Disclosure Statement and Plan, the release provisions of Section 16.3 of the Combined Disclosure Statement and Plan are approved and shall be effective immediately upon the Effective Date without any further order or action of the Court.
5.
No Successor Liability. Except as otherwise set forth in the Combined Disclosure Statement and Plan, to the fullest extent permitted by applicable laws, the Plan Sponsor and the Reorganized Debtor and its and their affiliates and successors shall have no liability, including without limitation successor liability, arising from or in connection with the Combined Disclosure Statement and Plan, this Order, or the issuance of the Reorganized Debtor New Equity or the transfer of Estate Property contemplated in the Plan.
6.
Discharge. Pursuant to Section 16.1 of the Combined Disclosure Statement and Plan, to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Combined Disclosure Statement and Plan or the Confirmation Order, all Distributions under the Combined Disclosure Statement and Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Causes of Action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any

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and all Claims and Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. This Confirmation Order is a judicial determination of the discharge of all Claims against, and Interests in, the Debtor, subject to the occurrence of the Effective Date. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, the Reorganized Debtor, or their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, Causes of Action, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

7.
Exculpation. The exculpation provisions of Section 16.2 of the Combined Disclosure Statement and Plan are approved and shall be effective immediately upon the Effective Date without any further order or action of the Court.
8.
Injunction. The injunction provisions of Section 16.4 of the Combined Disclosure Statement and Plan are approved and shall be effective immediately upon the Effective Date without any further order or action of the Court.
9.
Cancellation of Interests. Upon the Effective Date, pursuant to Section 10.5 of the Combined Disclosure Statement and Plan (Class 5— Interests), all Interests shall be deemed automatically cancelled, discharged, and surrendered and shall be of no further force. Upon the Effective Date, for the avoidance of doubt, the Preferred Share (as defined in the Plan Supplement) is deemed canceled, and the holder of the Preferred Share is not entitled to a distribution under the Combined Disclosure Statement and Plan.

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10.
Plan Implementation. All implementing actions required or contemplated by the Combined Disclosure Statement and Plan, including the vesting of all Estate Property (except for the Excluded Assets, the Available Cash, and the Plan Consideration) in the Reorganized Debtor and the appointment of the Plan Administrator, are hereby authorized and approved in all respects in accordance with the Combined Disclosure Statement and Plan. The Plan Administrator shall have the rights, duties, and powers as set forth in the Combined Disclosure Statement and Plan. The Plan Administrator shall be authorized to take any action as may be necessary or appropriate to effectuate and evidence further the terms and conditions of the Combined Disclosure Statement and Plan, whether or not specifically referred to in the Combined Disclosure Statement and Plan or any exhibit thereto, without further order of the Court or further action by the Reorganized Debtor or any other person. For the avoidance of doubt, the Debtor, the Plan Sponsor, the Reorganized Debtor, and the Plan Administrator are authorized and empowered pursuant to section 303 of the Delaware General Corporation Law to take any and all actions necessary or desirable to implement the transactions contemplated by the Combined Disclosure Statement and Plan and this Confirmation Order, in each case without any requirement of further vote, consent, approval, authorization, or other action by the stockholders, officers, or directors, or notice to, order of, or hearing before this Court. The respective state filing offices are authorized to accept and record the Combined Disclosure Statement and Plan, this Confirmation Order and any other documents necessary or desirable to implement the transactions contemplated by the Combined Disclosure Statement and Plan and this Confirmation Order upon presentment by the Plan Administrator or

Reorganized Debtor, as applicable, in accordance with applicable state law, and such documents shall become effective in accordance with their terms and the provisions of state law. Immediately prior to the Effective Date, all existing officers and directors of the Debtor shall be deemed to have resigned from their respective positions, and the persons who will serve as initial directors and officers of the

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Reorganized Debtor will be deemed to have been appointed to such positions immediately on or as of the Effective Date. From and after the Effective Date, the Reorganized Debtor may operate its business and manage its affairs and property in accordance with the Combined Disclosure Statement and Plan and related documents, without supervision of or approval by the Court, and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than restrictions expressly imposed by the Combined Disclosure Statement and Plan or this Confirmation Order.

11.
Governmental Approvals Not Required. This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any State or any other governmental authority with respect to the implementation or consummation of the Combined Disclosure Statement and Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Combined Disclosure Statement and Plan and any documents, instruments, or agreements, and any amendments or modifications thereto.
12.
Exemption from Certain Transfer Taxes. Pursuant to section 1146(a) of the Bankruptcy Code, any transfers from the Debtor to the Reorganized Debtor or the Plan Administrator or any other person pursuant to, in contemplation of, or in connection with the Combined Disclosure Statement and Plan shall not be taxed under any law imposing a stamp tax or similar tax. Such exemption specifically applies, without limitation, to all documents necessary to evidence and implement distributions under the Combined Disclosure Statement and Plan, including the documents contained in the Plan Supplement and all documents necessary to evidence and implement any of the transactions and actions described in the Combined Disclosure Statement and Plan or the Plan Supplement.

13.
Applicable Non-Bankruptcy Law. Pursuant to sections 1123(a), 1123(b), and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Combined Disclosure Statement and

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Plan, or any other amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable non-bankruptcy law. The consummation of the Combined Disclosure Statement and Plan, including the rejection of any executory contract or unexpired lease by the Reorganized Debtor, shall not constitute a change in ownership or change in control, including, without limitation, under any employee benefit plan or program, financial instrument, loan or financing agreement, executory contract or unexpired lease, or contract, lease, or agreement in existence on the Effective Date to which the Debtor is a party.
14.
Securities Exempt from Registration. To the maximum extent provided by section 1145 of the Bankruptcy Code and/or applicable non-bankruptcy law, the offer or issuance under the Combined Disclosure Statement and Plan of the Reorganized Debtor New Equity shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities. Pursuant to section 1145(c) of the Bankruptcy Code, to the extent applicable, the resale of any equity and any other securities issuable pursuant to the Combined Disclosure Statement and Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder and any state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities, except for any restrictions set forth in section 1145(b) of the Bankruptcy Code and any restriction contained in the Plan Documents. The Debtor or

Reorganized Debtor may take all necessary actions, if applicable, prior to or after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act of 1934, as amended, and (ii) file reports with the SEC or any other entity or party. On or promptly after the Effective Date, the Debtor or the Reorganized Debtor may file with the SEC a Form 15 for the purpose of terminating the registration of the Debtor Common Stock and suspending the Debtor’s duty to file reports

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under the Securities Exchange Act of 1934, as amended, and take any other or similar action in connection therewith.

15.
Approval of Assumption or Rejection of Contracts and Leases. Unless otherwise provided herein or in another order of the Court, the Debtor’s assumption and rejection of executory contracts and unexpired leases, as applicable, pursuant to Section 13 of the Combined Disclosure Statement and Plan is hereby approved as of the Effective Date. For the avoidance of doubt, only those executory contracts and unexpired leases listed in the Schedule of Assumed Agreements (as amended) shall be assumed pursuant to the Combined Disclosure Statement and Plan and this Confirmation Order. All other executory contracts and leases to which the Debtor is a party that (a) the Debtor has not assumed and/or assigned or rejected with the approval of the Court prior to the Effective Date or (b) is not the subject of a motion to assume pending as of the Effective Date, shall be rejected pursuant to the Combined Disclosure Statement and Plan and this Confirmation Order as of the Effective Date. This Confirmation Order constitutes a conclusive determination that the amount of any cure and compensation due under the applicable contracts and leases assumed hereunder is fixed in the applicable amount set forth in the Schedule of Assumed Agreements (as amended), and no other or further amount is due and owing to the applicable counterparty on account of such contracts and leases. The Reorganized Debtor has demonstrated adequate assurance of future performance with respect to such contracts and leases, to the extent required, and otherwise satisfied the requirements of section 365 of the Bankruptcy Code.

16.
Claims Based on Rejection of Executory Contracts and Unexpired Leases. Any Claims created by the rejection of executory contracts and unexpired leases pursuant to Section 13 of the Combined Disclosure Statement and Plan and this Confirmation Order must be timely filed with the

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Bankruptcy Court and served on the Debtor and the Plan Administrator in accordance with Section 13 of the Combined Disclosure Statement and Plan. Except as expressly provided in the Combined Disclosure Statement and Plan or this Confirmation Order, any Claims arising from the rejection of an executory contract or unexpired lease pursuant to Section 13 for which proofs of claim are not timely filed within that time period shall be forever barred from assertion, and shall not be enforceable, against the Debtor, the Estate, the Reorganized Debtor, the Plan Administrator, their respective successors and assigns, and their respective assets and properties.
17.
Transfers by Debtor; Vesting and Revesting of Assets. All transfers of property of the Estate, including, without limitation, the vesting of all Estate Property (except for the Excluded Assets, the Available Cash, and the Plan Consideration) in the Reorganized Debtor: (a) are legal, valid, and effective transfers of property; (b) vest the transferees with good title to such Property free and clear of all Claims, Liens, interests, charges, or other encumbrances, except as expressly provided in the Combined Disclosure Statement and Plan or this Confirmation Order; (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable law; (d) do not and will not subject the Reorganized Debtor or the Plan Administrator to any liability by reason of such transfer under the Bankruptcy Code or under applicable non-bankruptcy law, including, without limitation, any laws affecting successor, transferee, or stamp or recording tax liability; and (e) are for good consideration and value. Pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Estate Property of the Debtor referenced in Section

14.5 of the Plan shall vest and revest in the Reorganized Debtor free and clear of all Claims, Liens, interests, charges, and other encumbrances, except as expressly provided in the Combined Disclosure Statement and Plan.

18.
Appointment of Plan Administrator. Armanino Advisory LLC is hereby appointed to serve as the Plan Administrator on the terms set forth in this Confirmation Order, the Combined Disclosure

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Statement and Plan, and the Plan Administrator Agreement.
19.
Authorization, Duties, and Powers of Plan Administrator. The Plan Administrator is hereby authorized to take any and all actions necessary or appropriate in furtherance of, and to implement, effectuate, and consummate the Combined Disclosure Statement and Plan, this Confirmation Order, and duties and obligations contemplated thereby and hereby, including without limitation all of the duties, obligations, rights, and benefits set forth in the Plan Administrator Agreement.
20.
Conflict Between Plan and Confirmation Order. The provisions of the Combined Disclosure Statement and Plan and of this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any direct conflict between any Combined Disclosure Statement and Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of such conflict, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Combined Disclosure Statement and Plan and shall control and take precedence.
21.
Plan Supplement. Before the Effective Date, the Debtor shall have the right to finalize, amend, supplement, or modify the Plan Supplement, and any other documents necessary for the implementation of the transactions contemplated thereby, in accordance with the Bankruptcy Code and the Bankruptcy Rules, and in accordance with and subject to any consent or consultation rights set forth in the Combined Disclosure Statement and Plan. The provisions of the Plan Supplement and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any direct conflict between any provision in the Plan Supplement (including any provision of any document included therein) and any provision of this Confirmation Order that cannot be so reconciled, then, solely to the extent of

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such conflict, the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan Supplement (or any such document included therein, as applicable) and shall control and take precedence.

22.
Tax Consequences. In confirming the Combined Disclosure Statement and Plan, this Court has not made any determination as to the federal tax liabilities or tax consequences of the Combined Disclosure Statement and Plan. Nothing in the Combined Disclosure Statement and Plan or this Confirmation Order shall be deemed to be a determination of: (a) the federal tax liability of any person or entity, including but not limited to the Debtor and the Reorganized Debtor; or (b) the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of the Combined Disclosure Statement and Plan.
23.
Authorization to Consummate Combined Disclosure Statement and Plan.

Notwithstanding Bankruptcy Rule 3020(e), this Confirmation Order shall take effect immediately upon its entry and the Debtor is authorized to consummate the Combined Disclosure Statement and Plan immediately after entry of this Confirmation Order and the satisfaction or waiver of all conditions to the Effective Date of the Combined Disclosure Statement and Plan, in accordance with the Combined Disclosure Statement and Plan. The Combined Disclosure Statement and Plan shall only become effective on the Effective Date.

24.
Administrative Claims Bar Date. All Professionals shall file their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred on behalf of the Estate prior to the Effective Date on or before the date that is thirty (30) days after the Effective Date. All Administrative Claims must be filed by no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”) and objections (if any) to such Administrative Claim may be filed

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no later than 180 days after the Effective Date, unless extended by the Court. Any person or entity purportedly holding an Administrative Claim that is required to file such Administrative Claim but fails to do so in accordance with this Confirmation Order, as applicable, shall not participate in any distribution in the Chapter 11 Case on account of such purported Administrative Claim.
25.
Distributions. The Plan Administrator, on behalf of the Debtor and/or Reorganized Debtor, will: (a) make the distributions to Holders of Claims and Interests required under the Combined Disclosure Statement and Plan in accordance with the priorities set forth herein and the other provisions of the Combined Disclosure Statement and Plan; (b) administer and liquidate the Excluded Assets, Available Cash, and Plan Consideration; and (c) otherwise wind down the Estate and Non-Debtor Subsidiaries.
26.
Insurance. Subject to Section 13.3 of the Combined Disclosure Statement and Plan, nothing in the Combined Disclosure Statement and Plan, Plan Supplement, or this Confirmation Order (i) alters the rights and obligations of the Debtor and the Debtor’s insurers (and third party claims administrators) under applicable insurance policies (and the agreements related thereto), (ii) modifies the coverage provided thereunder or the terms and conditions thereof,

(iii) diminishes or impairs the enforceability of any insurance policies, or any claims thereunder, covering former officers and/or directors of the Debtor, and any such rights and obligations shall be determined under the applicable insurance policies, any related agreement of the parties and applicable law.

27.
Notice of Effective Date. Promptly following the occurrence of the Effective Date, the Plan Administrator shall file a notice of entry of this Confirmation Order and the occurrence of the Effective Date and serve a copy thereof on all known Holders of Claims and Interests, the

U.S. Trustee, and all parties that have requested notice in this Chapter 11 Case pursuant to Bankruptcy Rule 2002. Such service constitutes good and sufficient notice of the entry of this

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Confirmation Order, the relief granted herein, and the occurrence of the Effective Date, including, without limitation, the rejection of executory contracts and unexpired leases of the Debtors as provided for in the Combined Disclosure Statement and Plan and this Confirmation Order, and any bar dates and deadlines established under the Combined Disclosure Statement and Plan and this Confirmation Order, and no other or further notice of the entry of this Confirmation Order, the occurrence of the Effective Date, and any such rejections, bar dates, and deadlines need be given.

28.
SEC Carve Out. Notwithstanding any language to the contrary in the Combined Disclosure Statement and Plan or this Confirmation Order, no provision shall: (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair, or delay the SEC from commencing or continuing any claims, causes of action, proceedings, or investigations against any non-Debtor person or non-Debtor entity in any forum; provided, however, that nothing in this paragraph shall modify any applicable protections provided for in section 1125(e) of the Bankruptcy Code.
29.
Retention of Jurisdiction. This Court shall retain jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Combined Disclosure Statement and Plan to the fullest extent permitted by law, including, without limitation, as set forth in Section 18 of the Combined Disclosure Statement and Plan.

30.
Waiver of Stay. The stay of this Confirmation Order provided by any Bankruptcy Rule (including, without limitation, Bankruptcy Rules 3020(e), 6004(h), and 6006(d)), whether for 14 days or otherwise, is hereby waived, and this Confirmation Order shall be effective and enforceable immediately upon its entry by the Court.
31.
Challenge Period. Notwithstanding anything to the contrary contained in the Combined Disclosure Statement and Plan, the Final DIP Order, or this Confirmation Order, the Challenge Period (as defined in the Final DIP Order) shall terminate upon the earlier of (i) seventy- five (75) days from the date

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of entry of the Interim Order (as defined in the Final DIP Order) and

(ii) the Effective Date.

32.
Reservation of Rights. Notwithstanding anything to the contrary contained in the Combined Disclosure Statement and Plan, nothing in the Combined Disclosure Statement and Plan shall derogate from a party in interest’s rights under Bankruptcy Rule 3003.

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Exhibit A

Combined Disclosure Statement and Plan

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CONFIRMATION VERSION

IN THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF DELAWARE

In re:

MARIN SOFTWARE INCORPORATED,1

Debtor.Chapter 11

Case No. 25-11263 (LSS)

SECOND AMENDED COMBINED DISCLOSURE STATEMENT AND PLAN OF REORGANIZATION OF MARIN SOFTWARE INCORPORATED

UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

James E. O’Neill (DE Bar No. 4042)

Debra I. Grassgreeen (admitted pro hac vice)

Jason Rosell (admitted pro hac vice) 919 North Market Street, 17th Floor

P.O. Box 8750

Wilmington, Delaware 19899-8705

Tel: 302-652-4100

Email: joneill@pszjlaw.com

dgrassgreen@pszjlaw.com jrosell@pszjlaw.com

Counsel to the Debtor

Dated: August 25, 2025

1 The last four digits of the Debtor’s federal tax identification number are 7180. The Debtor’s address is 149 New Montgomery, 4th Floor, San Francisco, CA 94105. Copies of all pleadings filed in this chapter 11 case may be obtained free of charge at www.donlinrecano.com/mrin.

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TABLE OF CONTENTS

DISCLAIMERS................................................................................................................................... 1

SECTION 1 INTRODUCTION.......................................................................................................... 1

SECTION 2 SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER PLAN AND IMPORTANT SOLICITATION AND CONFIRMATION DATES AND DEADLINES............................................................................................................... 3

SECTION 11 DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS AND
INTERESTS.............................................................................................................. 29

SECTION 12 PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND REDISTRIBUTIONS................................................................................................ 31

SECTION 13 TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED

i

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DISCLAIMERS

THIS COMBINED DISCLOSURE STATEMENT AND PLAN TREATS ALL CLASSES OF CLAIMS AND INTERESTS AGAINST THE DEBTOR AS UNIMPAIRED AND NOT ENTITLED TO VOTE. NONETHELESS, EACH HOLDER OF A CLAIM OR INTEREST AGAINST THE DEBTOR IS ENCOURAGED TO READ THE COMBINED DISCLOSURE STATEMENT AND PLAN IN ITS ENTIRETY BECAUSE IT DESCRIBES HOW YOUR CLAIM OR INTEREST WILL BE TREATED UNDER THE COMBINED DISCLOSURE STATEMENT AND PLAN. YOU ARE ENTITLED TO OBJECT TO THE COMBINED DISCLOSURE STATEMENT AND PLAN IF APPROPRIATE GROUNDS EXIST TO DO SO.

THE COMBINED DISCLOSURE STATEMENT AND PLAN HAS BEEN PREPARED IN ACCORDANCE WITH SECTIONS 1121 AND 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULES 3016 AND 3017, AND NOT IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE NON-BANKRUPTCY LAW. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING, OR TRANSFERRING CLAIMS AGAINST OR INTERESTS IN THE DEBTOR SHOULD EVALUATE THE COMBINED DISCLOSURE STATEMENT AND PLAN IN LIGHT OF THE PURPOSE FOR WHICH IT WAS PREPARED. THE COMBINED DISCLOSURE STATEMENT AND PLAN SHALL NOT BE CONSTRUED TO BE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE COMBINED DISCLOSURE STATEMENT AND PLAN AS TO HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN.

THE COMBINED DISCLOSURE STATEMENT AND PLAN CONTAINS SUMMARIES OF CERTAIN STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE COMBINED DISCLOSURE STATEMENT AND PLAN, ANTICIPATED EVENTS IN THE CHAPTER 11 CASE, AND FINANCIAL INFORMATION. ALTHOUGH THE DEBTOR BELIEVES THAT THE STATEMENTS AND DESCRIPTIONS CONTAINED IN THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE TRUE AND ACCURATE, THEY ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF THE DOCUMENTS RELATED TO THE COMBINED DISCLOSURE STATEMENT AND PLAN AND APPLICABLE STATUTORY PROVISIONS. THE TERMS OF THE DOCUMENTS RELATED TO THE COMBINED DISCLOSURE STATEMENT AND PLAN AND APPLICABLE STATUTES GOVERN IN THE EVENT OF ANY DISCREPANCY WITH THE COMBINED DISCLOSURE STATEMENT AND PLAN. CREDITORS, EQUITY HOLDERS AND OTHER INTERESTED PARTIES SHOULD READ THE COMBINED DISCLOSURE STATEMENT AND PLAN, THE DOCUMENTS RELATED TO THE COMBINED DISCLOSURE STATEMENT AND PLAN, AND THE APPLICABLE STATUTES THEMSELVES FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

LEGAL\78986502\1

Exhibit 2.1

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THE FACTUAL STATEMENTS AND REPRESENTATIONS CONTAINED IN THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE MADE BY THE DEBTOR AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFIED, AND THE DEBTOR DISCLAIMS ANY OBLIGATION TO UPDATE ANY SUCH STATEMENTS. THE DELIVERY OF THE COMBINED DISCLOSURE STATEMENT AND PLAN SHALL NOT BE DEEMED OR CONSTRUED TO CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTANT AND HAS NOT NECESSARILY BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

ALL FORWARD-LOOKING STATEMENTS CONTAINED HEREIN OR OTHERWISE MADE BY THE DEBTOR INVOLVE MATERIAL RISKS AND UNCERTAINTIES AND ARE SUBJECT TO CHANGE BASED ON NUMEROUS FACTORS, INCLUDING FACTORS THAT ARE BEYOND THE DEBTOR'S CONTROL. ACCORDINGLY, THE DEBTOR’S FUTURE PERFORMANCE AND FINANCIAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED IN ANY SUCH FORWARD-LOOKING STATEMENTS. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO, THOSE DESCRIBED IN THE COMBINED PLAN AND DISCLOSURE STATEMENT. THE DEBTOR DOES NOT INTEND TO UPDATE OR REVISE ITS FORWARD-LOOKING STATEMENTS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT ANY PROJECTED RESULTS EXPRESSED OR IMPLIED THEREIN WILL NOT BE REALIZED.

ANY PROJECTED RECOVERIES TO HOLDERS OF CLAIMS AND INTERESTS SET FORTH IN THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE BASED UPON THE ANALYSES PERFORMED BY THE DEBTOR AND ITS ADVISORS. ALTHOUGH THE DEBTOR AND ITS ADVISORS HAVE MADE EVERY EFFORT TO VERIFY THE ACCURACY OF THE INFORMATION PRESENTED HEREIN, THE DEBTOR AND ITS ADVISORS CANNOT MAKE ANY REPRESENTATIONS OR WARRANTIES REGARDING THE ACCURACY OF THIS INFORMATION.

IN CONNECTION WITH THE DEBTOR'S EFFORT TO OBTAIN CONFIRMATION AND APPROVAL OF THE COMBINED DISCLOSURE STATEMENT AND PLAN BY THE BANKRUPTCY COURT PURSUANT TO SECTION 1126(b) OF THE BANKRUPTCY CODE, THE DEBTOR IS FURNISHING NOTICE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN TO EACH RECORD HOLDER OF CLAIMS AND INTERESTS, INCLUDING THE WEBSITE WHERE THE COMBINED DISCLOSURE STATEMENT AND PLAN MAY BE ACCESSED FREE OF CHARGE, www.donlinrecano.com/mrin. THE COMBINED DISCLOSURE STATEMENT AND PLAN IS TO BE USED BY EACH SUCH HOLDER SOLELY IN CONNECTION WITH ITS EVALUATION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN; USE OF THE COMBINED DISCLOSURE STATEMENT AND PLAN FOR ANY OTHER PURPOSE IS NOT AUTHORIZED.

2

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NOTHING STATED IN THE COMBINED DISCLOSURE STATEMENT AND PLAN SHALL BE DEEMED OR CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY. THE COMBINED DISCLOSURE STATEMENT AND PLAN MAY NOT BE REPRODUCED OR PROVIDED TO ANYONE OTHER THAN ADVISORS TO THE RECIPIENT WITHOUT THE PRIOR WRITTEN CONSENT OF THE DEBTOR.

3

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SECTION 1 INTRODUCTION

Marin Software Incorporated (the “Debtor” or “Company”), the debtor and debtor-in- possession in the above-captioned chapter 11 case, hereby proposes the following combined disclosure statement and plan of reorganization pursuant to sections 1121(a) and 1125(b) of title 11 of the United States Code (the disclosure statement portion hereof, the “Disclosure Statement” and the chapter 11 plan portion hereof, the “Plan,” as may be modified and/or amended from time to time, and collectively, the “Combined Disclosure Statement and Plan”). Capitalized terms used in the Combined Disclosure Statement and Plan and not otherwise defined have the meanings ascribed to such terms in Exhibit A attached hereto.

To implement a comprehensive financial restructuring (the “Restructuring”), the Debtor has commenced a chapter 11 case (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtor has filed this Combined Disclosure Statement and Plan and a motion seeking (a) conditional approval of the adequacy of disclosures in the Disclosure Statement, (b) a waiver of any requirement to solicit the Combined Disclosure Statement and Plan for voting purposes, and (c) approval of various procedures related to the foregoing (the “Procedures Order”).

The Combined Disclosure Statement and Plan proposes to pay all holders of Claims against the Debtor in full and to distribute any remaining Cash of the Debtor to the holders of Interests on a Pro Rata basis. Therefore, the Combined Disclosure Statement and Plan treats all holders of Claims and Interests as Unimpaired and not entitled to vote.

The proposed sponsor of the Plan is Kaxxa Holdings, Inc. (“Kaxxa” or “Plan Sponsor”), an affiliate of the Debtor’s prepetition and postpetition lender, YYYYY, LLC (the “Prepetition Lender” and the “DIP Lender”). The Plan Sponsor and the Prepetition Lender and DIP Lender are the “Supporting Parties.” The Debtor and the Supporting Parties are parties to a Restructuring Support Agreement dated as of July 1, 2025 (together with all exhibits thereto, and as amended, restated, and supplemented from time to time, the “Restructuring Support Agreement” or “RSA”), the assumption of which is subject to a separate motion filed by the Debtor, that sets forth the principal terms of the Restructuring and requires the parties thereto to support the Plan.

As set forth in this Combined Disclosure Statement and Plan, through a payment of Plan Consideration totaling $5.5 million to the Plan Administrator by the Plan Sponsor, the Restructuring contemplates full payment of all Claims against the Debtor and a distribution of any remaining Cash to the holders of Interests. In consideration of the foregoing, (a) Reorganized Debtor New Equity will be issued to the Plan Sponsor and, if the DIP Lender exercises its Subscription Option, the DIP Lender, (b) any Claims of the Prepetition Lender against the Debtor will be waived, and (c) the going-concern value of the Debtor’s business and operating assets will be preserved. Generally, the Plan provides for (1) the reorganization of the Debtor by retiring, cancelling, extinguishing and/or discharging all Interests; (2) the funding of the Plan Consideration by the Plan Sponsor, (3) the distribution of Available Cash to holders of Allowed Claims and Interests by the Plan Administrator in accordance with the priority scheme established by the Bankruptcy Code or as otherwise agreed; (4) the revesting of all assets of the Debtor’s Estate in the Reorganized Debtor (excluding Cash that will be distributed to the Holders of Claims and Interests); and (5) the issuance of 100% of the Reorganized Debtor New Equity to

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the Plan Sponsor and, if the DIP Lender exercises its Subscription Option, the DIP Lender.

On the Effective Date, the Plan Sponsor will acquire up to 100% of the Reorganized Debtor New Equity, subject to the Subscription Option in favor of the DIP Lender, together with all or substantially all of the Debtor’s assets, free and clear of any options, liens, or other claims, excluding the Debtor’s cash, the Plan Consideration, the Debtor’s prepetition accounts receivable (and the proceeds thereof), and any other assets of the Debtor that the Plan Sponsor determines to exclude in its sole discretion.

On and after the Effective Date, the Plan Administrator will make distributions in accordance with the Plan, using the Plan Consideration and any Available Cash. Based upon the Debtor’s current estimates, the Debtor anticipates there will be sufficient Plan Consideration and Available Cash to provide full cash recoveries to all Holders of Allowed Claims and a distribution to Holders of Equity Interests on a Pro Rata basis. The Prepetition Lender, which is also the DIP Lender and an affiliate of the Plan Sponsor, has agreed to waive its Claim against the Debtor and any distribution on account thereof for the benefit of the Debtor’s other stakeholders.

In a chapter 7 proceeding, absent confirmation of the Plan, unsecured creditors will receive less or no distributions on account of their Claims, and Holders of Interests will receive no distributions on account of such Interests.

The Combined Disclosure Statement and Plan and the exhibits hereto include a discussion of: (i) the nature of the Debtor’s business and a summary of the events leading to this Chapter 11 Case; (ii) events during the Chapter 11 Case; (iii) the requirements for confirmation of the Plan;

(iv) additional factors and disclosures to be considered, including risk factors and certain U.S. federal income tax consequences of the Plan; and (v) the terms of the Plan, including the treatment of holders of Claims and Interests under the Plan; and (vi) certain other related matters. The Disclosure Statement was prepared with the intent to provide “adequate information” (as defined in the Bankruptcy Code) to enable holders of Claims against and Interests in the Debtor to understand and make informed judgments about the Combined Disclosure Statement and Plan.

Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Debtor expressly reserves the right to alter, amend, or modify the Combined Disclosure Statement and Plan, including the Plan Supplement, one or more times, before substantial consummation thereof.

Please read the Combined Disclosure Statement and Plan, the exhibits, and other supporting materials. The Debtor believes that the Combined Disclosure Statement and Plan provides the best method of maximizing the recoveries for the Holders of Claims against, and Interests in, the Debtor.

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SECTION 2

SUMMARY OF CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER PLAN AND IMPORTANT SOLICITATION AND CONFIRMATION DATES AND DEADLINES

2.1.
Summary of Classification and Treatment of Claims and Interests

All Claims against or Interests in the Debtor, other than Administrative Claims (including DIP Facility Claims) and Priority Tax Claims, are classified for purposes of voting and distributions under the Combined Disclosure Statement and Plan. A summary of the classification of these Claims and Interests, the proposed treatment of each Class of Claims or Interests, and the voting status of each Class of Claims or Interests follows. No Classes are entitled to vote on the Plan.

Class	Treatment	Status	Entitled to Vote?
Unclassified: Administrative Claims Estimated Amount: $100,000 Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Administrative Claim has been paid by the Debtor prior to the Effective Date or such other treatment has been agreed to by the Holder of such Administrative Claim and the Plan Administrator, each Holder of an Allowed Administrative Claim (other than a Professional Fee Claim and a DIP Facility Claim, which shall be treated in accordance with Sections 8.2(b) and (c), respectively), in full and final satisfaction, release, settlement and discharge of such Administrative Claim, shall be paid in full, in Cash, in such amounts as (a) are incurred in the ordinary course of business by the Debtor when and as such Claim becomes due and owing, (b) are Allowed by the Bankruptcy Court upon the later of the Effective Date, the date upon which there is a Final Order allowing such Administrative Claim, or any other date specified in such order, or (c) with respect to statutory fees due pursuant to 28 U.S.C. § 1930(a)(6), as and when due under applicable law.

		Unimpaired	No
Unclassified DIP Facility Claims Estimated Amount: $1,200,000 Estimated Recovery: N/A

The DIP Facility Claim shall be Allowed in the full amount of all amounts advanced under the DIP Loan, plus accrued interest. Pursuant to the Subscription Option, the DIP Lender shall have the option to convert up to 100% of the principal amount of the Allowed DIP Facility Claim into shares of Reorganized Debtor New Equity at a rate of 10% of the Allowed DIP

Facility Claim for 60 shares of Reorganized Debtor New Equity, up to a maximum of 100%

		Unimpaired	No

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Class	Treatment	Status	Entitled to Vote?

of the Allowed DIP Facility Claim for 600 shares out of the total 1,000 shares of Reorganized Debtor New Equity.

The Plan Consideration will be increased by the amount of the Allowed DIP Facility Claim that is not exchanged for Reorganized Debtor New Equity (the “Remaining DIP Facility Claim”). The Remaining DIP Facility Claim will either (a) be paid in full in cash from the increased Plan Consideration on the Effective Date, or (b) if agreed by the Plan Sponsor and DIP Lender, be deemed repaid through a dollar-for-dollar reduction in the increased Plan Consideration.

Notwithstanding anything to the contrary contained herein or in the DIP Orders, on the Effective Date, the Debtor shall draw down the available balance of the DIP Facility and any such amounts shall be deemed Available Cash and available to the Plan Administrator for distribution to Holders of Claims and Interests in accordance with the Distribution Waterfall.

For the avoidance of doubt, the election, partial election, or non-election of the Subscription Option by the DIP Lender will not impact recoveries under the Plan by the Holders of Claims and Interests other than the DIP Lender.

Unclassified: Priority Tax Claims Estimated Amount: $10,000 Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Priority Tax Claim, the Plan Administrator shall pay each holder of an Allowed Priority Tax Claim the full unpaid amount of such Allowed Priority Tax Claim on the latest of the following dates:

(i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Priority Tax Claim becomes an Allowed Claim, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law.

		Unimpaired	No

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Class	Treatment	Status	Entitled to Vote?
Class 1: Priority Non-Tax Claims Estimated Amount: $0 Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Priority Non-Tax Claim, the Plan Administrator shall pay each holder of an Allowed Priority Non- Tax Claim the full unpaid amount of such Allowed Priority Non-Tax Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Priority Non-Tax Claim becomes an Allowed Claim, and (iii) the date such Allowed Priority Non-Tax Claim is payable under applicable non-bankruptcy law.

		Unimpaired	No
Class 2: Prepetition Lender Secured Claims Estimated Amount: $300,000 Estimated Recovery: 0%

The Prepetition Lender has agreed to waive its right to a distribution on account of its Allowed Prepetition Lender Secured Claim for the benefit of the Debtor’s other Creditors and Interest Holders.

The Prepetition Lender is a party to the Restructuring Support Agreement and therefore is deemed to support its treatment under the Plan.

		Unimpaired	No
Class 3: Other Secured Claims Estimated Amount: $0 Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Other Secured Claim, the Plan Administrator shall pay each holder of an Allowed Other Secured Claim the full unpaid amount of such Allowed Other Secured Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Other Secured Claim becomes an Allowed Claim, and (iii) the date such Allowed Other Secured Claim is payable under applicable non- bankruptcy law.

		Unimpaired	No

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Class	Treatment	Status	Entitled to Vote?
Class 4: General Unsecured Claims Estimated Amount $3,000,000 to $4,000,000 Estimated Recovery: 100%

Except to the extent that a Holder of an Allowed Unsecured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Unsecured Claim, the Plan Administrator shall pay each holder of an Allowed Unsecured Claim the full unpaid amount of such Allowed Unsecured Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Unsecured Claim becomes an Allowed Claim, and (iii) the date such

Allowed Unsecured Claim is payable under applicable non-bankruptcy law

		Unimpaired	No
Class 5: Interests Estimated Recovery: $2,500,000 to $4,000,000

Except to the extent that a Holder of an Allowed Interest agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Interest, the Plan Administrator shall pay each Holder of an Allowed Class 5 Interest its Pro Rata share of the Plan Consideration and any Available Cash, if any, in accordance with the Distribution Waterfall, as soon as practicable after payment in full of all Allowed Claims.

		Unimpaired	No
On the Effective Date, all Interests shall be retired, cancelled, extinguished, and discharged.

2.2.
Voting on Plan Unnecessary

The Debtor believes that all Classes of Claims and Interests under the Plan are Unimpaired and deemed to accept. Accordingly, the Debtor does not believe there are any Classes of Claims or Interests entitled to vote to accept or reject the Plan. In connection with seeking entry of the Procedures Order, the Debtor has advised the Bankruptcy Court that no solicitation of the Combined Disclosure Statement and Plan should be required.

2.3.
Important Dates and Deadlines

Event	Proposed Date (Eastern Time)
Deadline to File Schedule of Assumed Contracts	August 7, 2025
Deadline to File Plan Supplement	August 14, 2025
Combined Disclosure Statement and Plan Objection Deadline	August 21, 2025 at 4:00 p.m.

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Event	Proposed Date (Eastern Time)
Deadline to File Objections to Assumption and Cure Notice	August 21, 2025 at 4:00 p.m.
Deadline to File Confirmation Brief and Reply	August 26, 2025 at 4:00 p.m.
Confirmation Hearing	August 28, 2025 at 10:30 a.m.

SECTION 3

DEFINITION AND CONSTRUCTION OF TERMS

For purposes of the Combined Disclosure Statement and Plan, except as expressly provided or unless the context otherwise requires, (i) capitalized terms used herein shall have the meanings ascribed to them in Exhibit A annexed hereto, (ii) any capitalized term used in this Combined Disclosure Statement and Plan that is not defined herein or on Exhibit A annexed hereto, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable, (iii) whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter, (iv) any reference in the Combined Disclosure Statement and Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (v) any reference in the Combined Disclosure Statement and Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (vi) unless otherwise specified, all references in the Combined Disclosure Statement and Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Combined Disclosure Statement and Plan, (vii) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Combined Disclosure Statement and Plan in its entirety rather than to any particular paragraph, subparagraph, or clause contained in the Combined Disclosure Statement and Plan, (viii) captions and headings to articles and sections are inserted for convenience of reference only and shall not limit or otherwise affect the provisions hereof or the interpretation of the Combined Disclosure Statement and Plan, and (ix) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

SECTION 4 BACKGROUND

4.1.
General Background

Marin is a provider of digital marketing software for search, social, and eCommerce advertising channels, offered as a software-as-a-service advertising management platform for performance-driven advertisers and agencies. Marin’s platform is an analytics, workflow, and optimization solution for marketing professionals, allowing them to manage their digital advertising spend effectively. Marin markets and sells its solutions to advertisers directly and through leading advertising agencies.

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Marin was incorporated under Delaware law in 2006 and is headquartered in San Francisco, California. At its peak, Marin had offices and employees across the globe. Despite its initial success, the Company’s revenue has been in year-over-year decline since 2016. As a result of this decline, in November 2023, Marin disclosed that there was substantial doubt about its ability to continue as a going concern due to its inability to obtain funding to sustain operations or realize a net positive cash flow. The Board of Directors of Marin (the “Board”) determined that it was in the best interests of its shareholders to seek strategic alternatives and thereafter directed the Company and its investment banker at the time to explore potential options, including a potential sale of substantially all of the Company’s assets. Additionally, to reduce operating costs, the Company implemented a series of corporate restructuring initiatives including several reduction in force plans. Over the past nine months, the Company has reduced its workforce by nearly 90%.

Unfortunately, the Company and its investment banker were unsuccessful in their efforts to attract a buyer. And despite the Company’s reductions in force and efforts to reduce operating costs, the Company has continued to incur significant operating losses and ongoing revenue decline. As a result, on April 9, 2025, the Board approved a voluntary liquidation and dissolution and adopted a Plan of Liquidation and Dissolution of Marin (the “Plan of Dissolution”), which was approved by the Company’s stockholders on June 11, 2025, subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with its terms, and was projected to pay the Company’s general unsecured claims in full but would have left insufficient cash on hand for a distribution to shareholders.

During the process of approving the Plan of Dissolution, the Company, without the assistance of its investment banker, engaged in discussions with Kaxxa concerning the sale of substantially all assets of the Company to be effectuated through the commencement of a case under chapter 11 of the Bankruptcy Code. On May 30, 2025, these discussions resulted in a non- binding letter of intent with Kaxxa (the “Kaxxa LOI”), and subsequently on July 1, 2025, the Restructuring Support Agreement.

The Board determined that the proposed transaction under the RSA is superior to the Plan of Dissolution and exercised its option under the Plan of Dissolution to abandon the dissolution of the Company and pivot to completing the transaction with Kaxxa.

(a)
Overview of the Business

Marin’s business centers on its marketing platform, which enables customers to measure, manage, and optimize their digital advertising spend effectively. In support of its business, Marin offers a selection of products to its customers, including Marin Connect, Marin Ascend, and Marin- One.

Marin Connect assists customers with organizing their performance marketing data across ad platforms, including Google Ads, Facebook Ads, Amazon Ads, Walmart Connect, and Apple Search Ads, consolidating it into one unified view. Marin Ascend, an extension of Marin Connect, is a growth engine for performance marketers that dynamically manages customers’ campaigns across ad platforms. Using Marin Ascend’s AI-tool, customers can automatically allocate their marketing budget to the most promising opportunities across their portfolios. Marin-One— Marin’s flagship product and an extension of Marin Connect and Marin Ascend—enables customers to measure, manage, and optimize their entire marketing funnel on

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Marin’s platform using Marin’s AI-powered tools. Customers can also customize Marin-One’s automation features using customizable scripts and rule-based optimizations.

Historically, Marin has focused on digital advertisers across all verticals who spend

$100,000 per month and more on digital advertising across search, social, and e-commerce channels. Marin has sold to in-house advertising teams as well as advertising agencies globally. Marin’s platform operates worldwide in various languages and currencies, supporting digital advertising campaigns on global publishers including Google, Facebook, Amazon, Apple Search Ads, and others.

(b)
Financial Conditions

The Company incurred a net loss of $8.6 million during the year ended December 31, 2024, primarily made up of revenue of $16.7 million, cost of sales of $6.8 million, and operating expenses of $18.5 million. As of December 31, 2024, the Company had cash and cash equivalents of $4.4 million.

During the quarter ended March 31, 2025, the Company incurred an additional net loss of

$0.9 million, primarily made up of revenue of $3.7 million, cost of sales of $1.3 million, and operating expenses of $3.1 million.

As of the Petition Date, the Company had cash on hand and cash equivalents of approximately $100,000.

Additionally, Marin estimates that, as of December 31, 2023, it had approximately $159.8 million of federal net operating losses (the “NOLs”), no 163(j) Carryforwards, and approximately

$6.1 million of federal research and development credit carryforwards. Marin also anticipates that it may generate substantial additional tax attributes for losses associated with tax years 2024 and 2025, including during the pendency of the Chapter 11 Case, and subject to further analysis, may have a “net unrealized built-in loss” (together with the aforementioned NOLs, 163(j) Carryforwards, credit carryforwards, and certain other tax attributes, collectively, the “Tax Attributes”).

As of the Petition Date, the Company’s principal assets were its cash on hand; Tax Attributes; information technology equipment; accounts receivable; contractual relationships with customers, partners, and suppliers; and intellectual property portfolio, which consists of software developed by the Company, five issued patents, one patent application, and various trademarks, copyrights, and internet domain names.

(c)
Employees and Locations

On March 4, 2025, the Company commenced implementing an organizational restructuring and reduction in force plan to reduce the Company’s operating costs, which resulted in the reduction of the Company’s global employees by approximately 22 employees, representing approximately 28% of the Company’s global employees as of December 31, 2024.

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On April 9, 2025, the Company commenced an additional reduction in force plan that further reduced the Company’s global employees by 20 employees, representing approximately 30% of the Company’s global employees as of March 31, 2025.

As of the Petition Date, the Company has eight remaining employees and three independent contractors. The Company’s foreign non-debtor subsidiaries employ an additional 9 employees.

The Company’s employees are fully remote, which nearly eliminates the Company’s real estate footprint. The Company leases a small shared office in San Francisco and a co-location data center in Las Vegas, which houses the Company’s operational computer servers. Both locations are month-to-month leases

(d)
Corporate Structure

Marin was incorporated under Delaware law in March 16, 2006 and became a publicly traded company in 2013. The chart below depicts Marin’s corporate entity structure as of the Petition Date.

The Company’s subsidiaries are in the process of winding down their operations in their respective countries and are not debtors in this Chapter 11 Case.

Marin’s leadership is comprised of four individuals: (1) Christopher Lien, Chief Executive Officer and Chairman of the Board of Directors; (2) Wister Walcott, Executive Vice President of Technology; (3) Robert Bertz, Chief Financial Officer; and (4) Tom Townsend, Head of Human Resources.2 Marin’s leadership reports to the Board, comprised of the following individuals: (1)

2 Mr. Townsend is employed by subsidiary Marin Software Limited (UK).

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Christopher Lien; (2) Donald Hutchison; (3) Daina Middleton; (4) L. Gordon Crovitz; (5) Brian Kinion; and (6) Diena Lee Mann.

4.2.
Capital Structure and Financing
(a)
Prepetition Secured Debt

As of the Petition Date, the Debtor was indebted, subject to the terms of the Prepetition Secured Note, to the Prepetition Lender, in the aggregate principal amount of $300,000, plus interest, fees and costs, pursuant to Prepetition Secured Note, between the Debtor and the Prepetition Lender, and including any premiums, expenses, indemnity, and reimbursement obligations accrued thereunder and all other fees and expenses (including fees and expenses of attorneys and advisors) as provided therein. The Prepetition Lender is an affiliate of Kaxxa and is also the DIP Lender.

Pursuant to the Prepetition Secured Note, the Debtor granted liens and security interests to the Prepetition Lender in the personal property of the Debtor constituting “IP Assets” under, and as defined in, the Prepetition Secured Note. The security grant contained in the Prepetition Secured Note is perfected by a UCC-1 filing dated June 25, 2025.

The Company does not have any other secured debt.

(b)
Prepetition Unsecured Debt

As of the Petition Date, the Company estimates that it owes known unsecured trade creditors approximately $200,000. The Company estimates total Class 4 Claims (General Unsecured Claims) between $3 million and $4 million, which includes the estimated trade creditor claims, claims and potential claims for severance obligations, and potential investment banking fee claims.

(c)
Equity Interests

In March 2013, Marin had an initial public offering issuing 7,500,000 shares of common stock and raising $105 million on the New York Stock Exchange (“NYSE”) under the symbol MRIN. On June 20, 2018, Marin moved its stock exchange listing from the NYSE to The Nasdaq Stock Market (“Nasdaq”) under the same symbol.

On April 16, 2025, Marin, received a notification letter (the “Initial Notice”) from the Listing Qualifications Department of Nasdaq advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under Nasdaq Listing Rule 5250(c)(1) as a result of its failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Form 10-K”). On May 21, 2025, the Company received an additional notification letter (the “Second Notice”) from Nasdaq advising the Company that it was not in compliance with Nasdaq’s continued listing requirements under the Rule as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “Form 10-Q”) and continued failure to file its Form 10-K, as previously communicated in the Initial Notice.

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In response to the Initial Notice and the Second Notice, on June 16, 2025, the Company submitted a letter to Nasdaq requesting an exception to extend the Company’s listing on Nasdaq for 180 days, until October 13, 2025. On June 17, 2025, the Company received a letter (the “Denial Letter”) from Nasdaq stating that Nasdaq had determined that the Company did not provide a definitive plan evidencing its ability to achieve compliance with applicable rules, and as a result,

(i) the Company’s request for continued listing on Nasdaq was denied; (ii) the Company’s securities will be delisted from Nasdaq; (iii) trading of the Company’s common stock will be suspended at the opening of business on June 26, 2025; and (iv) a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s securities from listing and registration on Nasdaq.

On June 26, 2025, the Company was delisted from Nasdaq. For the avoidance of doubt, the Company elected not to apply for its common stock to be traded on any of the markets operated by the OTC Markets Group Inc. due to, among other things, the associated costs.

Prior to its delisting, the Board authorized the issuance of one share of Series A Preferred Stock, par value $0.001 per share (the “Preferred Share”), to Christopher Lien, for the purchase price of $1.00 on April 25, 2025. The Preferred Share is entitled to vote only at a meeting of stockholders concerning a proposal for the sale, lease, or exchange of the Debtor’s assets, a proposal for the liquidation, dissolution, or winding up of the Debtor, or any proposal related to the foregoing (each, a “Proposal”). At any such meeting, if the number of shares of Common Stock that voted “for” any such Proposal is greater than the number of shares of Common Stock that voted “against” or “abstain” on such Proposal, then the Preferred Share entitles the holder to cast on each Proposal a number of votes equal to the number of shares of Common Stock outstanding on the record date of the Stockholders’ Meeting. The holder of the Preferred Share is not entitled to receive dividends and may not transfer such share or any interest in such share to any other person or entity without the prior consent of the Board.

As of the Petition Date, there were 3,188,518 shares of common stock of Marin and one share of Series A Preferred Stock. The Company’s common stock is widely held by retail investors and no single holder owns more than 5% of the Company’s common stock.

4.3.
Financial Condition and Events Leading
to the Commencement of the Chapter 11 Case

Since its founding, the Company has consistently operated at a loss; although it did experience year-over-year revenue growth from its commercial launch in 2008 through 2015 due to its differentiated product offering, enabling digital marketers to measure, manage, and optimize their digital advertising investments. Marin delivered financial lift and time savings relative to other offerings in the market during this period. In more recent times, beginning with the Company’s revenue decline in 2016, competitive offerings improved meaningfully (especially the free or low-cost offerings from the leading publishers), which put significant pressure on the Company’s new business and renewal activities. The Company undertook various efforts to innovate its product offerings, such as expanding publisher coverage and functionality, but these efforts have proven insufficient to stem the overall decline in the Company’s revenues.

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Although, as discussed above, the Company undertook various restructuring initiatives, including multiple reductions in force over the past six months, the Company continues to incur significant operating losses. As a result, in April 2025, the Board determined that it was in the best interests of shareholders to approve a voluntary dissolution and liquidation of the Company (but subject to the Company’s ability to abandon or delay the Plan of Dissolution), including liquidation of its assets, settlement of its liabilities, and the deregistration of Marin’s common stock with the SEC.

In making its determination to approve the dissolution, the Board considered a number of factors, including but not limited to the Company’s (i) continued declining revenue, (ii) sustained and significant operating losses, (iii) dwindling cash resources, (iv) inability to raise additional capital in both the public and private markets, and (v) reduced ability to pursue its customer pipeline and maintain customer accounts with reduced headcount as a result of reductions in force.

The Board also considered several potential strategic alternatives, but ultimately decided winding up the Company’s operations was in the best interests of all stakeholders. Specifically, and as discussed further below, the Company engaged an investment banker and a financial advisor and conducted an evaluation to identify strategic alternatives, such as a merger, asset sale, or other corporate transaction. The purpose of these efforts was to identify a strategic transaction that would have a reasonable likelihood of providing value to Marin’s shareholders in excess of the amount the shareholders would receive in a liquidation. However, these efforts were unsuccessful. As a result, the Board decided that dissolution was the preferred strategy among the alternatives then available and in the best interests its shareholders.

Accordingly, the Board approved the Dissolution pursuant to the Plan of Dissolution, but subject to the Company’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof, and recommended that Marin’s stockholders approve the Dissolution Proposal.

On June 11, 2025, Marin held a special meeting of stockholders of Marin (the “Special Meeting”) and held a vote to approve the voluntary dissolution and liquidation (the “Dissolution”) of Marin pursuant to the Plan of Dissolution, but subject to Marin’s ability to abandon or delay the Plan of Dissolution in accordance with the terms thereof. The majority of the holders of common stock that voted on the proposal and the holder of the Series A Preferred Stock voted to approve the proposal, and the proposal passed.

As discussed above, prior to the Board’s approval of the Plan of Dissolution, the Company engaged advisors and conducted an evaluation to identify strategic alternatives for the Company (the “Prepetition Sale Process”).

In 2018, Marin first engaged investment banker Evercore Inc. (“Evercore”) to explore potential strategic options for the Company, which commenced a multi-round process.3 During Marin’s most recent push to identify strategic alternatives for the Company, over 39 parties were contacted, and in total, the Company or Evercore made management presentations to approximately 17 parties. These efforts culminated in two parties submitting non-binding indications of interest to the Board in the fall of 2024.

3 In April 2024, Marin also engaged Armanino LLP as its financial and wind-down advisor.

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After evaluating both indications of interest, the Board selected the highest and best offer and began to engage in exclusive negotiations with a potential buyer for an asset sale of Marin in November 2024. Ultimately, the negotiations with the potential buyer were unsuccessful, and in January 2025, the negotiations terminated.

On February 1, 2025, another potential buyer contacted Marin and provided an indication of interest. Over the next two months, this potential buyer and Marin worked on an asset purchase agreement, including related diligence and obtaining consents from critical third parties. In early April 2025, this potential buyer indicated that it no longer wanted to continue discussions with Marin and negotiations terminated. Based on the alternatives then available, the Board concluded on April 9, 2025, that dissolution was the preferred strategy and in the best interests its shareholders, and proceeded to approve the Plan of Dissolution.

One day after the Board approved the Plan of Dissolution, an affiliate of the Plan Sponsor contacted Marin. Marin, without the assistance of its investment bankers, then engaged in discussions with Kaxxa concerning the sale of the Company to be effectuated through a pre- negotiated chapter 11 plan of reorganization. On May 30, 2025, these discussions resulted in the Kaxxa LOI, and subsequently, the RSA.

SECTION 5

THE CHAPTER 11 CASE

The following is a brief description of certain material events that have occurred during the Chapter 11 Case.

5.1.
First Day and Other Early Relief

In order to facilitate the Chapter 11 Case, minimize disruption to the Debtor’s affairs, and preserve the value of the Estate, the Debtor filed motions with the Bankruptcy Court on or shortly after the Petition Date seeking certain relief, including, without limitation:

(a)
authority to honor and pay certain prepetition workforce compensation and expenses and other related obligations, subject to certain caps, which was granted pursuant to interim and final orders entered on July 3, 2025 and July 29, 2025, respectively;
(b)
authority to continue using the Debtor’s existing cash management system and the provision of other related relief, which was granted pursuant to interim and final orders entered on July 3, 2025 and July 29, 2025, respectively;
(c)
approval of notification and hearing procedures for certain transfers of and declarations of worthlessness with respect to common stock of Marin, which was granted pursuant to interim and final orders entered on July 3, 2025 and July 29, 2025, respectively; and
(d)
the appointment of Donlin, Recano & Company, LLC as the claims and noticing agent in the Chapter 11 Case.

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5.2.
DIP Financing/Cash Collateral Relief

As set forth in the Debtor’s motion for approval of the DIP Financing (the “DIP Financing Motion”) [Docket No. 5], absent immediate access to Cash Collateral and obtaining the DIP Financing, the Debtor would be unable to sustain operations; maintain business relationships; satisfy working capital, operational, and general corporate needs; or achieve a successful sale and plan through the chapter 11 process. Accordingly, as of the Petition Date, the Debtor had an urgent and immediate need for entry of the Interim DIP Order. After extensive good faith and arms’ length negotiations, the Debtor and the DIP Lender / Prepetition Lender ultimately agreed on the terms of the DIP Note and DIP Documents and consensual use of Cash Collateral. The Debtor also contacted various other third party funding sources about the possibility of providing debtor in possession financing to the Debtor.

Ultimately, given the Prepetition Lender’s senior collateral position in intellectual property assets of the Debtor and unwillingness to consent to any priming in favor of any third party, the DIP Lender was the only party willing to lend money to the Debtor on a postpetition basis. The DIP Lender is affiliated with the Plan Sponsor.

The DIP Facility consists of senior secured superpriority term loans in an aggregate new money principal amount of up to $1,200,000, including $500,000 on an interim basis pursuant to the Interim DIP Order, subject to certain challenge rights as set forth in the DIP Orders. Subject to the Carve Out (as defined in the Interim DIP Order) and certain permitted liens, the DIP Lender was granted perfected post-petition security interests in and liens on substantially all pre and postpetition property of the Debtor or its estate. Further, the DIP Lender was granted, pursuant to section 364(c)(1) of the Bankruptcy Code, an allowed super-priority administrative expense claim for all DIP Obligations, subject only to the Carve Out and certain permitted liens.

The Court entered the Interim DIP Order granting the DIP Financing Motion on an interim basis subject to the terms therein on July 3, 2025 [Docket No. 28]. The DIP Financing Motion was approved by the Court on a final basis subject to the terms of the Final DIP Order on July 29, 2025 [Docket No. 79].

5.3.
Approval of RSA

On July 9, 2025, Marin filed its Motion for Entry of an Order Authorizing the Debtor’s Assumption of the Restructuring Support Agreement [Docket No. 37] (the “RSA Motion”). Through the RSA Motion, the Debtor seeks authorization to assume the RSA with the DIP Lender and Plan Sponsor, which provides the foundation for the Debtor’s consensual restructuring and this Combined Disclosure Statement and Plan. Importantly, the RSA provides for, among other things, (i) the reorganization of the Debtor by retiring, canceling, extinguishing, or discharging all Interests; (ii) the funding of the Plan Consideration by the Plan Sponsor on the Effective Date; (iii) distribution of Available Cash to holders of Allowed Claims and Interests in accordance with the priority scheme established by the Bankruptcy Code or as otherwise agreed; and (iv) the issuance of 100% of the Reorganized Debtor New Equity to the Plan Sponsor.

The RSA Motion was approved by the Court on July 30, 2025 [Docket No. 87].

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5.4.
No Creditors’ Committee

As of the date of hereof, no committee of unsecured creditors has been appointed in the Chapter 11 Case.

5.5.
Retention of Professionals

The Debtor filed applications or motions, as applicable, to employ certain professionals, including Pachulski Stang Ziehl & Jones LLP as bankruptcy counsel in the Chapter 11 Case [Docket No. 38]; Armanino Advisory, LLC as financial advisor to the Debtor [Docket No. 59]; Fenwick & West LLP as special corporate counsel [Docket No. 36]; and Donlin, Recano & Company, LLC as administrative advisor [Docket No. 39].

5.6.
Debtor’s Schedules and Statement of Financial Affairs

The Debtor filed with the Court its Schedules and Statement of Financial Affairs on July 15, 2025 [Docket Nos. 47 and 48].

SECTION 6 CONFIRMATION PROCEDURES

6.1.
Confirmation Hearing

On July 30, 2025, the Court entered an order conditionally approving the Combined Disclosure Statement and Plan (the “Conditional Approval and Procedures Order”) and determining that the Debtor does not need to solicit acceptance in support of the Plan under section 1126(b) of the Bankruptcy Code. The Confirmation Hearing has been scheduled for August 28, 2025 at 10:30 a.m. (Eastern Time) to consider (a) final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and (b) confirmation of the Combined Disclosure Statement and Plan pursuant to section 1129 of the Bankruptcy Code. The Confirmation Hearing may be adjourned from time to time by the Debtor without further notice, except for an announcement of the adjourned date made at the Confirmation Hearing or by filing a notice with the Court.

Copies of the Combined Disclosure Statement and Plan shall be available on the Claims Agent’s website at www.donlinrecano.com/mrin.

6.2.
Procedures for Objections

Any objection to final approval of the Combined Disclosure Statement and Plan as providing adequate information pursuant to section 1125 of the Bankruptcy Code and/or confirmation of the Combined Disclosure Statement and Plan must be made in writing and filed with the Court by no later than August 21, 2025 at 4:00 p.m. (Eastern Time).

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6.3.
Requirements for Confirmation

The Court will confirm the Combined Disclosure Statement and Plan only if it meets all the applicable requirements of section 1129 of the Bankruptcy Code. Among the requirements for confirmation in the Chapter 11 Case is that the Combined Disclosure Statement and Plan be:

(i) accepted by all Impaired Classes of Claims and Interests or, if rejected by an Impaired Class, that the Combined Disclosure Statement and Plan “does not discriminate unfairly” against, and is “fair and equitable” with respect to, such Class; and (ii) feasible. The Court must also find that:

(a)
the Combined Disclosure Statement and Plan has classified Claims and Interests in a permissible manner;
(b)
the Combined Disclosure Statement and Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; and
(c)
the Combined Disclosure Statement and Plan has been proposed in good faith.

The Debtor believes that the Combined Disclosure Statement and Plan complies, or will comply, with all such requirements.

6.4.
Classification of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan must classify the claims and interests of a Debtor’s creditors and equity interest holders. In accordance with section 1123 of the Bankruptcy Code, the Combined Disclosure Statement and Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than those claims which pursuant to section 1123(a)(1) of the Bankruptcy Code need not be and have not been classified).

Section 1122 of the Bankruptcy Code requires the Combined Disclosure Statement and Plan to place a Claim or Interest in a particular Class only if such Claim or Interest is substantially similar to the other Claims or Interests in such class. The Combined Disclosure Statement and Plan creates separate Classes to deal respectively with Priority Non-Tax Claims, various Secured Claims, Unsecured Claims, and Interests. The Debtor believes that the Combined Disclosure Statement and Plan’s classifications place substantially similar Claims or Interests in the same Class and, thus, meet the requirements of section 1122 of the Bankruptcy Code.

The Bankruptcy Code also requires that a plan provide the same treatment for each claim or interest of a particular class unless the claim holder or interest holder agrees to a less favorable treatment of its claim or interest. The Debtor believes that the Combined Disclosure Statement and Plan complies with such standard. If the Court finds otherwise, however, it could deny confirmation of the Combined Disclosure Statement and Plan if the holders of Claims or Interests affected do not consent to the treatment afforded them under the Combined Disclosure Statement and Plan.

A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim also is placed in a particular Class for the purpose of receiving distributions pursuant to

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the Combined Disclosure Statement and Plan only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

The Debtor believes that the Combined Disclosure Statement and Plan has classified all Claims and Interests in compliance with the provisions of section 1122 of the Bankruptcy Code and applicable case law. It is possible that a holder of a Claim or Interest may challenge the Debtor’s classification of Claims or Interests and that the Court may find that a different classification is required for the Combined Disclosure Statement and Plan to be confirmed. If such a situation develops, the Debtor intends, in accordance with the terms of the Combined Disclosure Statement and Plan, to make such permissible modifications to the Combined Disclosure Statement and Plan as may be necessary to permit its confirmation.

The amount of any Impaired Claim that ultimately is Allowed by the Court may vary from any estimated Allowed amount of such Claim and, accordingly, the total Claims that are ultimately Allowed by the Court with respect to each Impaired Class of Claims may also vary from any estimates contained herein with respect to the aggregate Claims in any Impaired Class. Thus, the actual recovery ultimately received by a particular holder of an Allowed Claim may be adversely or favorably affected by the aggregate amount of Claims Allowed in the applicable Class. Additionally, any changes to any of the assumptions underlying the estimated Allowed amounts could result in material adjustments to recovery estimates provided herein or the actual Distribution received by creditors. The projected recoveries are based on information available to the Debtor as of the date hereof and reflect the Debtor's views as of the date hereof only.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized herein. The Debtor believes that the consideration, if any, provided under the Combined Disclosure Statement and Plan to holders of Allowed Claims reflects an appropriate resolution of their Allowed Claims taking into account the differing nature and priority of such Claims and Interests. The Court must find, however, that a number of statutory tests are met before it may confirm the Combined Disclosure Statement and Plan. Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Combined Disclosure Statement and Plan, but who will be bound by the provisions of the Combined Disclosure Statement and Plan if it is confirmed by the Court.

6.5.
No Impaired Classes

Pursuant to section 1126 of the Bankruptcy Code, only the holders of Claims in Classes Impaired by the Combined Disclosure Statement and Plan and receiving a payment or Distribution under the Combined Disclosure Statement and Plan may vote to accept or reject the Combined Disclosure Statement and Plan. Pursuant to section 1124 of the Bankruptcy Code, a Class of Claims or Interests may be Impaired if the Combined Disclosure Statement and Plan alters the legal, equitable, or contractual rights of the holders of such Claims or Interests treated in such Class. The holders of Claims or Interests not Impaired by the Combined Disclosure Statement and Plan are deemed to accept the Combined Disclosure Statement and Plan and do not have the right to vote on the Combined Disclosure Statement and Plan. The holders of Claims or Interests in any Class which will not receive any payment or Distribution or retain any property pursuant to the Combined Disclosure Statement and Plan are deemed to reject the Combined Disclosure Statement and Plan and do not have the right to vote. Finally, the holders

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of Claims or Interests whose Claims or Interests are not classified under the Combined Disclosure Statement and Plan are not entitled to vote on the Combined Disclosure Statement and Plan.

ALL HOLDERS OF CLAIMS AND INTERESTS UNDER THE PLAN ARE UNIMPAIRED AND DEEMED TO CONSENT TO THE PLAN. ACCORDINGLY, NO BALLOTS FOR ACCEPTANCE OR REJECTION OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE BEING PROVIDED TO HOLDERS OF CLAIMS AND INTERESTS UNDER THE PLAN.

6.6.
Confirmation without Necessary Acceptances; Cramdown

In the event that any impaired class of claims or interests does not accept a plan, a debtor nevertheless may move for confirmation of the plan. A plan may be confirmed, even if it is not accepted by all impaired classes, if the plan has been accepted by at least one impaired class of claims, determined without including any acceptance of the plan by any insider holding a claim in that class, and the plan meets the “cramdown” requirements set forth in section 1129(b) of the Bankruptcy Code. Section 1129(b) of the Bankruptcy Code requires that a court find that a plan

(a) “does not discriminate unfairly” and (b) is “fair and equitable,” with respect to each non- accepting impaired class of claims or interests.

To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, to the extent applicable, the Debtor shall request confirmation of the Plan under section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement, or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary, subject to the written approval of the Plan Sponsor.

The concept of “unfair discrimination” is not defined in the Bankruptcy Code, but has been suggested in recent case law to arise when a difference in a plan’s treatment of two classes of equal priority results in a materially lower percentage recovery for the non-accepting class. Based upon its understanding of existing case law, the Debtor does not believe that the Plan unfairly discriminates against any Class.

The Bankruptcy Code provides a nonexclusive definition of the phrase “fair and equitable.” To determine whether a plan is “fair and equitable,” the Bankruptcy Code establishes “cramdown” tests for secured creditors, unsecured creditors, and equity holders, as follows:

a.
Secured Creditors. Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the “indubitable equivalent” of its allowed secured claim, or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds to be as provided in clause (i) or (ii) above.
b.
Unsecured Creditors. Either (i) each impaired unsecured creditor receives or retains under the plan property of a value equal to the amount of its allowed claim

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or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the plan.

c.
Interests. Either (i) each holder of an equity interest will receive or retain under the plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the interest or (ii) the holder of an interest that is junior to the nonaccepting class will not receive or retain any property under the plan.

Under the terms of the Combined Disclosure Statement and Plan, the Debtor believes that the distributions provided under the Combined Disclosure Statement and Plan satisfy the absolute priority rule. Further, all Holders of Claims and Interests are Unimpaired under the Plan and deemed to consent to the Plan.

6.7.
Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan not be likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtor or any successor to the Debtor (unless such liquidation or reorganization is proposed in the Combined Disclosure Statement and Plan). Here, the Plan Sponsor has committed to fund the Restructuring with the Plan Consideration and to acquire the Reorganized Debtor New Equity. Accordingly, the Debtor believes that the Plan is feasible and the Reorganized Debtor will not require a further reorganization. Further, no Distributions to Creditors or Interest Holders are dependent on any metrics related to the Reorganized Debtor, such as the Reorganized Debtor’s profitability. Rather, the entirety of the Plan Consideration will be funded in cash on the Effective Date. As a result, the feasibility of the Plan is assured.

6.8.
Best Interests Test and Liquidation Analysis

Even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires the Court to determine that such plan is in the best interests of all holders of claims or interests that are impaired by that plan and that have not accepted the plan. The “best interests” test, as set forth in section 1129(a)(7) of the Bankruptcy Code, requires a court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under chapter 7 of the Bankruptcy Code.

Given that all Holders of Claims and Interests are Unimpaired under the Plan, the “best interests” test does not apply. Nonetheless, even if such test applied, it is easily satisfied by the Plan.

To calculate the probable distribution to holders of each impaired class of claims and interests if the debtor was liquidated under chapter 7, a court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its chapter 11 case were converted to a case under chapter 7 of the Bankruptcy Code. To determine if a plan is in the best interests of each impaired class, the present value of the distributions from the proceeds of a liquidation of the debtor’s unencumbered assets and properties, after subtracting the amounts attributable to the costs, expenses, and administrative claims associated with a chapter 7

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liquidation, must be compared with the value offered to such impaired classes under the plan. If the hypothetical liquidation distribution to holders of claims or interests in any impaired class is greater than the distributions to be received by such parties under the plan, then such plan is not in the best interests of the holders of claims or interests in such impaired class.

If the Chapter 11 Case were converted to a chapter 7 proceeding, first and foremost, the Estate and its general unsecured creditors would not have the benefit of the Plan Consideration, given that the Plan Sponsor’s agreement to provide the Plan Consideration is premised upon the occurrence of the Effective Date. Absent the Plan Consideration, general unsecured creditors would likely receive no or de minimis recovery in a chapter 7 proceeding. Additionally, equity holders would receive no recovery in a chapter 7 proceeding. Further, the Estate would incur the costs of payment of a statutorily allowed commission to the chapter 7 trustee, as well as the costs of counsel and other professionals retained by the trustee. The Debtor believes that such amounts would exceed the amount of expenses that will be incurred in implementing the Plan and winding up the affairs of the Debtor in the Chapter 11 Case. The Debtor contemplates an orderly administration and winding down of the Estate by parties that are already familiar with the Debtor, its remaining assets and affairs, and its creditors and liabilities. Such familiarity will allow the Plan Administrator to complete liquidation of the remaining assets (including prosecution of the applicable Causes of Action), and distribute the net proceeds to creditors and equity holders more efficiently and expeditiously than a chapter 7 trustee. Additionally, the Estate would suffer additional delays, as a chapter 7 trustee and his/her counsel took time to develop a necessary learning curve in order to complete the administration of the Estate (including the prosecution of the applicable Causes of Action). Also, a new time period for the filing of claims would commence under Bankruptcy Rule 1019(2), possibly resulting in the filing of additional Claims against the Estate. Finally, it is unlikely, in light of the Debtor’s extensive prepetition marketing efforts and prior decision to effectuate a plan of dissolution, that another buyer would be ready, willing, and able to purchase the Debtor’s assets for any material amount.

Based upon the foregoing, the Debtor believes that creditors and equity holders will receive at least as much or more under the Plan than they would receive if the Chapter 11 Case were converted to chapter 7 case.

SECTION 7

CERTAIN RISK FACTORS, TAX CONSEQUENCES, AND OTHER DISCLOSURES

7.1.
Certain Risk Factors to be Considered

THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION ARE SUBJECT TO CERTAIN RISKS, INCLUDING, BUT NOT LIMITED TO, THE RISK FACTORS SET FORTH BELOW. THESE FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE COMBINED DISCLOSURE STATEMENT AND PLAN AND ITS IMPLEMENTATION.

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7.2.
The Combined Disclosure Statement and Plan May Not Be Confirmed

There is no assurance that the Court, which may exercise substantial discretion as a court of equity, will confirm the Combined Disclosure Statement and Plan. The Court could decline to confirm the Combined Disclosure Statement and Plan if it finds that any of the statutory requirements for confirmation had not been met. As is described in greater detail in Section 6 herein, section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan. While, as more fully set forth in Section 6 herein, the Debtor believes that the Combined Disclosure Statement and Plan complies with or will comply with all such requirements, there can be no guarantee that the Court will agree.

Moreover, there can be no assurance that modifications to the Combined Disclosure Statement and Plan will not be required by the Bankruptcy Court for Confirmation or that such modifications would not necessitate the solicitation of votes. If the Combined Disclosure Statement and Plan is not confirmed, it is unclear what distributions holders of Claims and Interest Holders ultimately would receive with respect to their Claims and Interests in a subsequent plan of liquidation. If an alternative could not be agreed to, it is possible that the Debtor would have to liquidate its remaining assets in chapter 7, in which case it is likely that the holders of Allowed Claims and Interest Holders would receive substantially less favorable treatment than they would receive under the Combined Disclosure Statement and Plan.

7.3.
Distributions to Holders of Allowed Claims
and Interests Under the Combined Disclosure Statement
and Plan May be Inconsistent with Projections

Projected Distributions are based upon good faith estimates of the total amount of Claims and Interests ultimately Allowed and the funds available for Distribution. There can be no assurance that the estimated Claim and Interest amounts set forth in the Combined Disclosure Statement and Plan are correct. These estimated amounts are based on certain assumptions with respect to a variety of factors. Both the actual amount of Allowed Claims and Interests in a particular Class and the funds available for distribution to such Class may differ from the Debtor’s estimates. If the total amount of Allowed Claims and Interests in a Class is higher than the Debtor’s estimates, or the funds available for distribution to such Class are lower than the Debtor’s estimates, the percentage recovery to holders of Allowed Claims and Interests in such Class will be less than projected.

7.4.
Objections to Classification of Claims

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class. As is described in greater detail in Section 6.4 herein, the Debtor believes that the classification of Claims and Interests under the Combined Disclosure Statement and Plan complies with the requirements set forth in the Bankruptcy Code. Nevertheless, there can be no assurance the Court will reach the same conclusion.

To the extent that the Court finds that a different classification is required for the Combined Disclosure Statement and Plan to be confirmed, the Debtor would seek to modify the Combined Disclosure Statement and Plan to provide for whatever classification might be

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required for Confirmation. Any such reclassification of Claims, although subject to the notice and hearing requirements of the Bankruptcy Code, could adversely affect the Class in which such holder was initially a member, or any other Class under the Combined Disclosure Statement and Plan, by changing the composition of such Class and requiring a vote for approval of the Combined Disclosure Statement and Plan. There can be no assurance that the Court, after finding that a classification was inappropriate and requiring a reclassification, would approve the Combined Disclosure Statement and Plan based upon such reclassification.

The Bankruptcy Code also requires that the Combined Disclosure Statement and Plan provide the same treatment for each Claim or Interest of a particular Class unless the holder of a particular Claim or Interest agrees to a less favorable treatment of its Claim or Interest. The Debtor believes that the Combined Disclosure Statement and Plan complies with the requirement of equal treatment. To the extent that the Court finds that the Combined Disclosure Statement and Plan does not satisfy such requirement, the Court could deny confirmation of the Combined Disclosure Statement and Plan. Issues or disputes relating to classification and/or treatment could result in a delay in the confirmation and consummation of the Combined Disclosure Statement and Plan and could increase the risk that the Combined Disclosure Statement and Plan will not be consummated.

7.5.
Failure to Consummate the Combined Disclosure Statement and Plan

Although the Debtor believes that the Effective Date will occur and may occur quickly after the Confirmation Date, there can be no assurance as to such timing, or as to whether the Effective Date will, in fact, occur.

7.6.
The Releases May Not Be Approved

There can be no assurance that the releases, as provided in Section 16.3 herein, will be granted. Failure of the Court to grant such relief may result in a plan that differs from the Combined Disclosure Statement and Plan or the Plan not being confirmed.

7.7.
Reductions to Estimated Creditor Recoveries

The Allowed amount of Claims could be greater than projected, which, in turn, could cause the amount of distributions to Interest Holders to be reduced substantially.

There are a number of material income tax considerations, risks, and uncertainties associated with the plan of liquidation of the Debtor described in this Combined Disclosure Statement and Plan.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN ARE COMPLEX. NOTHING HEREIN SHALL CONSTITUTE TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S PARTICULAR CIRCUMSTANCES. ALL HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE U.S. FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE COMBINED DISCLOSURE STATEMENT AND PLAN.

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7.8.
Releases, Exculpations, and Injunctions

This Combined Disclosure Statement and Plan contains certain releases, exculpations, and injunction language. Parties are urged to read these provisions carefully to understand how Confirmation and consummation of the Plan will affect any Claim, Interest, right, or action with regard to the Debtor and certain third parties.

THE COMBINED DISCLOSURE STATEMENT AND PLAN SHALL BIND ALL HOLDERS OF CLAIMS AND INTERESTS AGAINST THE DEBTOR TO THE FULLEST EXTENT AUTHORIZED OR PROVIDED UNDER THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE AND ALL OTHER APPLICABLE LAW.

7.9.
Alternatives to the Combined Disclosure Statement and Plan

If the Combined Disclosure Statement and Plan is not confirmed and consummated, the theoretical alternatives to the Combined Disclosure Statement and Plan would be (a) formulation of an alternative chapter 11 plan, (b) conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, or (c) dismissal of the Chapter 11 Case. The Debtor does not believe that any of these alternatives, even if viable, would afford holders of Claims or Interests a greater recovery than what is provided by the Combined Disclosure Statement and Plan.

If the Combined Disclosure Statement and Plan is not confirmed, then the Debtor or any other party in interest could attempt to formulate a different plan. The additional costs (including, among other amounts, additional professional fees, all of which would constitute Administrative Claims (subject to allowance thereof)), however, may be so significant that one or more parties in interest could request that the Chapter 11 Case be converted to chapter 7. At this time, the Debtor does not believe that there are viable alternative plans available to the Debtor.

If the Combined Disclosure Statement and Plan is not confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate and distribute the Debtor’s remaining assets in accordance with the priorities established by the Bankruptcy Code. As discussed above, the Debtor believes that the Combined Disclosure Statement and Plan provides a better outcome for holders of Claims than a chapter 7 liquidation would provide.

If the Combined Disclosure Statement and Plan is not confirmed, the Chapter 11 Case also could be dismissed. Among other effects, dismissal would result in the termination of the automatic stay, thus permitting creditors to assert state-law rights and remedies against the Debtor and its assets, likely to the detriment of other creditors. While it is impossible to predict precisely what would happen in the event the Chapter 11 Case is dismissed, it is unlikely that dismissal would result in a ratable distribution of the Debtor’s assets among creditors as provided in the Combined Disclosure Statement and Plan. Thus, the vast majority of creditors, including general unsecured creditors, could expect to receive less in the dismissal scenario than they would receive under the Combined Disclosure Statement and Plan.

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SECTION 8 UNCLASSIFIED CLAIMS

8.1.
Unclassified Claims

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including DIP Facility Claims) and Priority Tax Claims have not been classified for purposes of voting or receiving Distributions. Rather, all such Claims are treated separately as unclassified Claims as set forth in this Section 8.1, and the holders thereof are not entitled to vote on the Combined Disclosure Statement and Plan.

8.2.
Administrative Claims
(a)
Administrative Claims

Except to the extent that a Holder of an Allowed Administrative Claim has been paid by the Debtor prior to the Effective Date or such other treatment has been agreed to by the Holder of such Administrative Claim and the Plan Administrator, each Holder of an Allowed Administrative Claim (other than a Professional Fee Claim and a DIP Facility Claim, which shall be treated in accordance with Sections 8.2(b) and (c), respectively), in full and final satisfaction, release, settlement and discharge of such Administrative Claim, shall be paid in full, in Cash, in such amounts as (a) are incurred in the ordinary course of business by the Debtor when and as such Claim becomes due and owing, (b) are Allowed by the Bankruptcy Court upon the later of the Effective Date, the date upon which there is a Final Order allowing such Administrative Claim, or any other date specified in such order, or (c) with respect to statutory fees due pursuant to 28

U.S.C. § 1930(a)(6), as and when due under applicable law.

Holders of Administrative Claims (including, without limitation, Professionals requesting compensation or reimbursement of such expenses pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code) that do not file such requests by the applicable deadline provided for herein may be subject to objection for untimeliness and may be prohibited by order of the Bankruptcy Court from asserting such claims against the Debtor, the Reorganized Debtor, the Estate, or their successors or assigns, or their property. Any objection to Professional Fee Claims shall be filed on or before the objection deadline specified in the application for final compensation or order of the Bankruptcy Court.

All fees due and payable under 28 U.S.C. § 1930 that have not been paid shall be paid on or before the Effective Date.

(b)
Professional Fees

Professionals requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code or required to file fee applications by order of the Bankruptcy Court for services rendered prior to the Effective Date must file and serve pursuant to applicable rules and guidelines, an application for final allowance of compensation and reimbursement of expenses no later than thirty (30) days after the Effective Date. All such applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Bankruptcy Court.

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Upon approval of the fee applications by the Bankruptcy Court, the Debtor or Plan Administrator shall pay Professionals all of their respective accrued and Allowed fees and reimbursement of expenses arising prior to the Effective Date, plus reasonable fees for services rendered, and actual and necessary costs incurred, in connection with the filing, service, and prosecution of any applications for allowance of Professional Fees pending on the Effective Date or filed and/or served after the Effective Date. Any excess amounts remaining in the Professional Fee Reserve after payment of Allowed Professional Fees shall be distributed in accordance with the Distribution Waterfall.

On the Effective Date, the Plan Administrator shall fund, to the extent not already funded, the Professional Fee Reserve in an amount equal to the total estimated amount (based on the applicable professionals’ good faith estimates) of accrued and unpaid (a) Professional Fee Claims incurred by a Professional and which have not yet been approved by the Bankruptcy Court; and (b) Professional Fee Claims approved by the Bankruptcy Court. The Professional Fee Reserve shall be held in trust by Debtor’s counsel for the applicable professionals until all allowed fee and expense claims have been paid in full. For the avoidance of doubt, the Professional Fee Reserve does not constitute a cap or limitation upon the obligation to pay Professional Fee Claims pursuant to this Plan.

(c)
DIP Facility Claims

The DIP Facility Claim shall be Allowed in the full amount of all amounts advanced under the DIP Loan, plus accrued interest. Pursuant to the Subscription Option, the DIP Lender shall have the option to convert up to 100% of the principal amount of the Allowed DIP Facility Claim into shares of Reorganized Debtor New Equity at a rate of 10% of the Allowed DIP Lender Claim for 60 shares of Reorganized Debtor New Equity, up to a maximum of 100% of the Allowed DIP Facility Claim for 600 shares out of the total 1,000 shares of Reorganized Debtor New Equity.

The Plan Consideration will be increased by the amount of the Allowed DIP Facility Claim that is not exchanged for Reorganized Debtor New Equity (the “Remaining DIP Facility Claim”). The Remaining DIP Facility Claim will either (a) be paid in full in cash from the increased Plan Consideration on the Effective Date, or (b) if agreed by the Plan Sponsor and DIP Lender, be deemed repaid through a dollar-for-dollar reduction in the increased Plan Consideration.

Notwithstanding anything to the contrary contained herein or in the DIP Orders, on the Effective Date, the Debtor shall draw down the available balance of the DIP Facility and any such amounts shall be deemed Available Cash and available to the Plan Administrator for distribution to Holders of Claims and Interests in accordance with the Distribution Waterfall.

For the avoidance of doubt, the election, partial election, or non-election of the Subscription Option by the DIP Lender will not impact recoveries under the Plan by the Holders of Claims and Interests other than the DIP Lender.

8.3.
Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Priority Tax Claim, the Plan Administrator shall pay each holder of an Allowed Priority Tax Claim the full unpaid

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amount of such Allowed Priority Tax Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Priority Tax Claim becomes an Allowed Claim, and (iii) the date such Allowed Priority Tax Claim is payable under applicable non-bankruptcy law.

SECTION 9

CLASSIFICATION OF CLAIMS AND INTERESTS

9.1.
Summary of Classification

The provisions of this Section 9 govern Claims against and Interests in the Debtor.

The following table designates the Classes of Claims against, and Interests in, the Debtor and specifies which of those Classes are (i) Impaired or Unimpaired by the Plan, (ii) entitled to vote to accept or reject the Combined Disclosure Statement and Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Combined Disclosure Statement and Plan. A Claim or portion thereof is classified in a particular Class only to the extent that such Claim or portion thereof qualifies within the description of such Class and is classified in a different Class to the extent that the portion of such Claim qualifies within the description of such different Class. No Classes of Claims or Interests are Impaired under the Plan.

Class	Designation	Treatment	Entitled to Vote
1	Priority Non-Tax Claims	Unimpaired	No (deemed to accept)
2	Prepetition Lender Secured Claim	Unimpaired	No (deemed to accept)
3	Other Secured Claims	Unimpaired	No (deemed to accept)
4	Unsecured Claims	Unimpaired	No (deemed to accept)
5	Interests	Unimpaired	No (deemed to accept)

9.2.
Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Combined Disclosure Statement and Plan, nothing under the Combined Disclosure Statement and Plan shall affect the rights of the Debtor, the Reorganized Debtor, or the Plan Administrator in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

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SECTION 10

TREATMENT OF CLAIMS AND INTERESTS

10.1.
Class 1—Priority Non-Tax Claims
(a)
Classification. Class 1 consists of all Priority Non-Tax Claims.
(b)
Treatment. Except to the extent that a Holder of an Allowed Priority Non- Tax Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Priority Non-Tax Claim, the Plan Administrator shall pay each holder of an Allowed Priority Non-Tax Claim the full unpaid amount of such Allowed Priority Non-Tax Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Priority Non-Tax Claim becomes an Allowed Claim, and (iii) the date such Allowed Priority Non-Tax Claim is payable under applicable non- bankruptcy law.
(c)
Impairment and Voting. Class 1 is Unimpaired. Holders of Priority Non- Tax Claims are deemed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code and, accordingly, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.
10.2.
Class 2—Prepetition Lender Secured Claim
(a)
Classification. Class 2 consists of the Prepetition Lender Secured Claim against the Debtor.
(b)
Treatment. The Prepetition Lender has agreed to waive its right to a distribution on account of its Allowed Prepetition Lender Secured Claim for the benefit of the Debtor’s other Creditors and Interest Holders.
(c)
Impairment and Voting. Class 2 is Unimpaired. The Prepetition Lender is a party to the Restructuring Support Agreement and therefore is deemed to support its treatment under the Plan..
10.3.
Class 3—Other Secured Claims
(a)
Classification. Class 3 consists of all Other Secured Claims against the Debtor. For purposes of distributions under the Plan, each Holder of an Other Secured Claim in Class 3 is considered to be in its own separate subclass within Class 3 (i.e., Class 3A, Class 3B, etc.), and each such subclass is deemed to be a separate Class for purposes of the Plan.
(b)
Treatment. Except to the extent that a Holder of an Allowed Other Secured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Other Secured Claim, the Plan Administrator shall pay each holder of an Allowed Other Secured Claim the full unpaid amount of such Allowed Other Secured Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Other Secured Claim becomes an Allowed Claim, and (iii) the date such Allowed Other Secured Claim is payable under applicable non-bankruptcy law.

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(c)
Impairment and Voting. Class 3 is Unimpaired. Holders of Other Secured Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code and, accordingly, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.
10.4.
Class 4—Unsecured Claims
(a)
Classification. Class 4 consists of all Unsecured Claims.
(b)
Treatment. Except to the extent that a Holder of an Allowed Unsecured Claim agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Unsecured Claim, the Plan Administrator shall pay each holder of an Allowed Unsecured Claim the full unpaid amount of such Allowed Unsecured Claim on the latest of the following dates: (i) on or as soon as practicable after the Effective Date, (ii) on or as soon as practicable after the date such Allowed Unsecured Claim becomes an Allowed Claim, and (iii) the date such Allowed Unsecured Claim is payable under applicable non-bankruptcy law.
(c)
Impairment and Voting. Class 4 is Unimpaired. Holders of Unsecured Claims are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code and, accordingly, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.
10.5.
Class 5— Interests
(a)
Classification. Class 5 consists of all Interests in the Debtor.
(b)
Treatment. Except to the extent that a Holder of an Allowed Interest agrees to a less favorable treatment, in exchange for full and final satisfaction of each Allowed Interest, the Plan Administrator shall pay each Holder of an Allowed Class 5 Interest its Pro Rata share of the Plan Consideration and any Available Cash, if any, in accordance with the Distribution Waterfall, as soon as practicable after payment in full of all Allowed Claims. The Debtor believes there will be between $2.5 million and $4.0 million in available Plan Consideration and Available Cash after the implementation of the Plan and payment of all Allowed Claims in accordance with the Distribution Waterfall. On the Effective Date, all Interests shall be retired, cancelled, extinguished, and discharged.
(c)
Impairment and Voting. Class 5 is Unimpaired. Holders of Interests in Class 5 are conclusively presumed to have accepted the Combined Disclosure Statement and Plan pursuant to section 1126(f) of the Bankruptcy Code and, accordingly, are not entitled to vote to accept or reject the Combined Disclosure Statement and Plan.

SECTION 11

DISTRIBUTIONS TO HOLDERS OF ALLOWED CLAIMS AND INTERESTS

11.1.
Distribution Dates

The Plan Administrator shall make Distributions to Holders of Claims and Interests. Subject to the terms of the Plan, the Plan Administrator may, in its sole discretion, make a full or

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partial Pro Rata Distribution to the Holders of Claims and Interests on the Initial Distribution Date or a Subsequent Distribution Date.

11.2.
Subsequent Distributions

Any Distribution not made on the Initial Distribution Date or a Subsequent Distribution Date because the Claim relating to such Distribution had not been Allowed on that Distribution Date shall be held by the Plan Administrator for Distribution on any Subsequent Distribution Date after such Claim is Allowed. No interest shall accrue or be paid on the unpaid amount of any Distribution.

11.3.
Distribution Record Date

Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims and Interests that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the Holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer may not have expired by the Distribution Record Date. The Plan Administrator shall have no obligation to recognize any transfer of any Claim occurring after the Distribution Record Date. In making any Distribution with respect to any Claim, the Plan Administrator shall be entitled instead to recognize and deal with, for all purposes hereunder, only the Entity that is listed on the proof of claim filed with respect thereto or on the Schedules as the Holder thereof as of the close of business on the Distribution Record Date and upon such other evidence or record of transfer or assignment that is known to the Plan Administrator as of the Distribution Record Date.

11.4.
Manner of Cash Payments Under the Plan

Cash payments made pursuant to the Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Plan Administrator or by wire transfer from a domestic bank, at the option of the Plan Administrator. Any and all Distributions and/or written communications pertaining to Distributions shall be made to Creditors and Holders of Interests at each Creditor’s or Interest Holder’s respective address listed in the Claims Register, unless the Plan Administrator receives a written change of address form from a Creditor or Interest Holder consistent with the terms of the Plan.

11.5.
Time Bar to Cash Payments by Check

Distribution checks issued to Holders of Allowed Claims and Interests, as applicable, shall be null and void if not negotiated within ninety (90) days after the date of issuance thereof. The Plan Administrator shall not reissue any check except upon directly receiving a request in writing from the Holder of Allowed Claim Interest that was originally issued such check within one- hundred and eighty (180) days of the disbursement of the Distribution. If the 180-day period elapses without the Creditor requesting the check be reissued, the unresponsive Holder’s Distribution shall be deemed unclaimed property as provided in the Plan. The foregoing notwithstanding, ninety (90) days after the final Distribution under section 1194 of the Bankruptcy Code, the Plan Administrator shall stop payment on any check remaining unpaid, the corresponding Distribution shall be deemed unclaimed property, and all unclaimed property shall be redistributed to Holders of Allowed Claims and Interests.

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11.6.
Tax Identification Numbers

The Plan Administrator may require any Holder of a Claim or Interest to furnish its taxpayer identification number as assigned by the Internal Revenue Service by submitting a Form W-8, Form W-9, or other form completed in writing to the Plan Administrator and may condition any Distribution to any Holder of a Claim or Interest upon receipt of such completed form. If a Holder of a Claim or Interest does not timely provide the Plan Administrator with its taxpayer identification number in the manner and by the deadline established by the Plan Administrator— to be not less than forty-five (45) days from the service of the request to the Holder of the Claim or Interest for its tax identification information—then the Plan Administrator may set aside the Holder’s Distribution for a period of one-hundred-and-eighty (180) days following service of the request. If the Holder provides the information in the manner requested in the 180-day period, the Plan Administrator shall disburse the set aside Distribution, without interest, to the Holder. However, if the Holder fails to provide the requested information within the 180-day period, then the unresponsive Holder’s Distribution shall be irreversibly deemed “unclaimed property” and redistributed to the other Holders of Allowed Claims and Interests, as applicable, in accordance with the Plan.

SECTION 12

PROCEDURES FOR RESOLVING DISPUTED CLAIMS AND REDISTRIBUTIONS

12.1.
No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, the Plan Administrator shall not distribute any Cash or other property on account of any Disputed Claim unless and until such Claim becomes Allowed. Nothing contained herein, however, shall be construed to prohibit or require payment or Distribution on account of any undisputed portion of a Claim.

12.2.
Authority to Object to and Resolve Disputed Claims and Interests

Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, subject to the Plan, the Plan Administrator shall have the right to make, file, prosecute, settle, withdraw, or resolve objections to Claims and Interests. The costs of pursuing the objections to Claims and/or Interests shall be borne by the Plan Administrator and paid pursuant to the Distribution Waterfall. From and after the Effective Date, all objections with respect to Disputed Claims or Interests shall be litigated to a Final Order except to the extent the Plan Administrator elects to withdraw any such objection, or the Plan Administrator and the Holder of the Claim or Interest elect to compromise, settle, or otherwise resolve any such objection, in which event they may settle, compromise, or otherwise resolve any Disputed Claim or Disputed Interest without approval of the Bankruptcy Court.

12.3.
Objection Deadline

All objections to Claims and Interests shall be filed and served upon the applicable Holder of the Claim or Interest no later than the Claims Objection Deadline, as such may be extended by order of the Bankruptcy Court.

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12.4.
Estimation of Claims

At any time, (a) prior to the Effective Date, the Debtor, and (b) after the Effective Date, the Plan Administrator may request that the Bankruptcy Court estimate any contingent or unliquidated Claim to the extent permitted by section 502(c) of the Bankruptcy Code regardless of whether the Debtor or the Plan Administrator has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall have jurisdiction to estimate any Claim at any time during Litigation concerning any objection to such Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute either the Allowed amount of such Claim or a maximum limitation on the Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on the Claim, the Debtor or the Plan Administrator, as applicable, may elect to pursue supplemental proceedings to object to the ultimate allowance of the Claim. All of the aforementioned Claims objection, estimation, and resolution procedures are cumulative and not exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdraw, or resolved by any mechanism of the Bankruptcy Court.

12.5.
Disallowance of Claims

Except as otherwise agreed or ordered by the Bankruptcy Court, any and all proofs of claim filed after the Bar Date shall be treated as a Disputed Claim for purposes of Distribution without any further notice or action, and Holders of such Claims may not receive any Distributions on account of such Claims, unless on or before the Confirmation Date the Bankruptcy Court has entered an order deeming such Claim to be timely filed.

On the Effective Date, any Claim that is scheduled by the Debtor in the Schedules as (a)(i) disputed, contingent, or unliquidated, or (ii) listed at zero or undetermined, and (b) as to which no Proof of Claim has been timely filed (or deemed timely filed by Final Order entered by the Bankruptcy Court) shall be deemed a Disallowed Claim.

Any Claims held by Entities from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or Entities that are transferees of transfers avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any Distributions on account of such Claims until such time as such Causes of Action the Debtor holds or may hold against any Entity have been resolved or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Estate by that Entity have been turned over or paid to the Reorganized Debtor. Notwithstanding the foregoing, the Plan Administrator may assert any claim, counterclaim, setoff, or defense of the Debtor, Estate, or Reorganized Debtor in connection with the prosecution of any objection to a Disputed Claim.

12.6.
Reserve Provisions for Disputed Claims

Before making any Distribution, the Plan Administrator shall reserve Cash required for distribution on Disputed Claims as if such Claims were Allowed as filed with any Disputed Claims that are unliquidated or contingent being reserved in an amount reasonably determined by the Plan

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Administrator (the “Disputed Claim Reserve”). On each Distribution Date after the Effective Date in which the Plan Administrator makes Distributions to Holders of Allowed Claims and/or Interests, the Plan Administrator shall retain on account of Disputed Claims an amount the Plan Administrator estimates is necessary to fund the Pro Rata share of such Distributions to Holders of Disputed Claims if such Claims were Allowed, with any Disputed Claims that are unliquidated or contingent being reserved in an amount reasonably determined by the Plan Administrator.

The Plan Administrator shall hold property in the Disputed Claim Reserve in trust for the benefit of the Holders of Disputed Claims and/or Interests that are ultimately determined to be Allowed. Each Disputed Claim Reserve shall be closed and extinguished by the Plan Administrator when all Distributions and other dispositions of Cash of other property required to be made hereunder will have been made in accordance with the terms of the Plan. Upon closure of a Disputed Claim Reserve, all Cash or other property held in that Disputed Claim Reserve shall revest in and become unrestricted property of the Plan Administrator. All funds or other property that vest or revest in the Plan Administrator pursuant to this paragraph shall be used to pay the Plan Administrator in accordance with the Plan.

Except as expressly set forth in the Plan, neither the Debtor nor the Plan Administrator shall have any duty to fund any Disputed Claim Reserve except from the Plan Consideration and the Available Cash.

12.7.
Books and Records

The Reorganized Debtor shall retain (and make available to the Plan Administrator as reasonably necessary) the Debtor’s books and records as of the Effective Date and/or copies thereof, subject to any appropriate restrictions on privileged matters, regardless of original form, manner or media.

SECTION 13

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

13.1.
Assumption and Rejection of Executory Contracts and Unexpired Leases

Any executory contract or unexpired lease that has not expired by its own terms on or prior to the Effective Date and that (i) the Debtor has not assumed and/or assigned or rejected with the approval of the Bankruptcy Court prior to the Effective Date, (ii) is not the subject of a motion to assume the same pending as of the Effective Date, or (iii) is not identified in the Schedule of Assumed Contracts, shall be deemed rejected by the Debtor, and the entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such rejection pursuant to sections 365(a) and 1123 of the Bankruptcy Code. The executory contracts and unexpired lease identified in the Schedule of Assumed Contracts shall be assumed as set forth herein and the Plan Supplement as of the Effective Date.

Entry of the Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions, assumptions and assignments, or rejections of the executory contracts or unexpired leases as set forth in the Plan or the Plan Supplement, pursuant to sections 365(a) and 1123 of the Bankruptcy Code; provided, however, that except as otherwise set forth herein, including for the avoidance of doubt, in Section 13.3 herein, all employment, retirement,

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indemnification, and other compensation or benefits agreements or arrangements shall be rejected, and neither the Plan Sponsor nor Reorganized Debtor shall have any obligations in connection with any such employment, retirement, indemnification, and other compensation or benefits agreements or arrangements following the Effective Date. Nothing in this Section 13.1 shall be construed as an acknowledgement that a particular contract or agreement is executory or is properly characterized as a lease. Except as otherwise specifically set forth herein, or in the Plan Supplement, assumptions or rejections of executory contracts and unexpired leases pursuant to the Plan are effective as of the Effective Date. Each executory contract or unexpired lease assumed pursuant to the Plan or by Bankruptcy Court order but not assigned to a third party before the Effective Date shall revest in and be fully enforceable by the Reorganized Debtor in accordance with its terms, including in accordance with any amendments executed by the Debtor and the counterparties to the applicable executory contract or unexpired lease during this Chapter 11 Case and effective upon assumption by the Debtor; provided that, prior to the to the Effective Date and in connection with such assumption, any such terms that are rendered unenforceable by the provisions of the Plan or the Bankruptcy Code shall remain unenforceable solely in connection therewith.

The Debtor reserves the right to amend the Schedule of Assumed Contracts at any time prior to the Effective Date, (i) to delete any executory contract or unexpired lease and provide for its rejection under the Plan or otherwise, or (ii) to add any executory contract or unexpired lease and provide for its assumption and assignment under the Plan. The Debtor will provide notice of any amendment to the Schedule of Assumed Contracts to the party or parties to those agreements affected by the amendment.

Notwithstanding anything to the contrary in the Plan, the Insurance Policies shall not be considered Executory Contracts for purposes of this Section 13.1. As discussed in Section 13.3, the Insurance Policies shall remain in full force and effect following the Effective Date.

13.2.
Rejection Claims; Cure of Defaults

All proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases pursuant to Confirmation of the Plan, if any, must be filed with the Claims Agent within thirty (30) days after the earlier of the Effective Date or an order of the Bankruptcy Court approving such rejection. Any Claim arising from the rejection of an executory contract or unexpired lease pursuant to Confirmation of the Plan that is not filed within such times will be subject to objection. All such Claims for which Proofs of Claim are timely and properly filed and ultimately Allowed will be treated as Unsecured Claims.

Any amount that must be paid under section 365(b)(1) of the Bankruptcy Code to cure a default under and compensate the non-debtor party to an executory contract or unexpired lease to be assumed under the Plan is identified as the “Cure Payment” on the Schedule of Assumed Contracts. Unless the parties mutually agree to a different date, such payment shall be made by the Reorganized Debtor in Cash within ten (10) Business Days following the last of: (i) the Effective Date, (ii) entry of a Final Order resolving any disputes regarding (A) the amount of any Cure Payment, (B) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” within the meaning of section 365 of the Bankruptcy Code with respect to a contract or lease to be assumed, to the extent required, or (C) any other matter pertaining to assumption and

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assignment, and (iii) the date on which such payment would otherwise be due in the ordinary course of business in accordance with the terms and conditions of the applicable executory contract or unexpired lease.

Pending the Bankruptcy Court’s ruling on any such dispute, the executory contract or unexpired lease at issue shall be deemed assumed by the Debtor and vested in the Reorganized Debtor, unless otherwise agreed by the parties or ordered by the Bankruptcy Court. Any Person that is a party to an executory contract or unexpired lease that will be assumed and/or assigned under the Plan and that objects to such assumption or assignment (including the proposed Cure Payment) must file with the Bankruptcy Court and serve on parties entitled to notice a written statement and, if applicable, a supporting declaration stating the basis for its objection. This statement and, if applicable, declaration must be Filed and served on or before the deadline established by the Disclosure Statement Order. Any Person that fails to timely file and serve such a statement and, if applicable, a declaration shall be deemed to waive any and all objections to the proposed assumption and assignment (including the proposed Cure Payment) of its contract or lease. In the absence of a timely objection by a person that is a party to an executory contract or unexpired lease, the Confirmation Order shall constitute a conclusive determination regarding the amount of any cure and compensation due under the applicable executory contract or unexpired lease, as well as a conclusive finding that the Reorganized Debtor has demonstrated adequate assurance of future performance with respect to such executory contract or unexpired lease, to the extent required.

13.3.
Insurance Policies
(a)
Insurance Policies Remain In Force

Up to and including their policy expiration date(s), any and all fully paid-up Insurance Policies in effect as of the Effective Date shall remain in full force and effect according to their terms and the coverage obligations of the insurers and third party administrators under such Insurance Policies shall continue following the Effective Date (including any obligations to pay, defend and process insured claims); provided that the Reorganized Debtor shall not be obligated to pay any amount, including any premium, in connection with such Insurance Policies, or to maintain such Insurance Policies beyond the expiration of their pre-paid terms.

Nothing contained in this Combined Disclosure Statement and Plan shall affect or impair the rights of any non-Debtor insured persons covered under any Insurance Policy, which expressly includes any director and officer, employment practices, or similar liability Insurance Policies (including, without limitation, policies for the benefit of the Debtors’ directors, officers, employees, members, managers, or similar persons who served in such capacity either before or after the Petition Date).

(b)
No Liability of Plan Sponsor or Reorganized Debtor

Notwithstanding anything to the contrary in this Section 13.3, the Reorganized Debtor agrees to remit any and all amounts received by it related to coverage pre-Effective Date acts, but no amounts in excess of amounts received, net of deductibles and any and all other obligations or amounts payable by the Reorganized Debtor in connection with the Insurance

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Policies, for the purposes contemplated by the Insurance Policies. For the avoidance of doubt, neither the Plan Sponsor nor Reorganized Debtor shall have any obligations or personal or direct liability whatsoever in connection with any Insurance Policy (including, without limitation, policies for the benefit of the Debtors’ directors, officers, employees, members, managers, or similar persons who served in such capacity either before or after the Petition Date), including without limitation any employment, retirement, indemnification, and other agreements or arrangements, following the Effective Date, and the sole recourse of any and all Persons and the sole source of any recovery in connection therewith (if any) shall be against the Insurance Policy.

SECTION 14

MEANS FOR IMPLEMENTATION OF THE PLAN

14.1.
Continued Existence of the Reorganized Debtor

Except as otherwise provided in the Plan, the Reorganized Debtor will continue to exist after the Effective Date as a corporate entity, with all of the powers of a corporation under applicable law in the jurisdiction in which the Debtor is incorporated and pursuant to its Corporate Documents in effect before the Effective Date, as such documents are amended by or pursuant to the Plan.

14.2.
Management and Board of Directors and Discharge of Debtor

Without limiting the generality of the foregoing, on the Effective Date and automatically and without further action, except as otherwise set forth in the Plan, (i) the current officers of the Debtor shall no longer serve in such capacity and are discharged of all duties in connection therewith, and (ii) all matters provided under this Plan shall be deemed to be authorized and approved without further approval from the Bankruptcy Court. The Confirmation Order shall act as an order modifying the Debtor’s organizational documents and operating agreements such that the provisions of this Plan can be effectuated. All corporate governance activities of the Reorganized Debtor shall be exercised by the Reorganized Debtor in its discretion, subject to the terms of this Plan.

The Plan Sponsor may nominate and elect new members for the board of directors of the Reorganized Debtor in accordance with the Reorganized Debtor’s Corporate Documents. The identity of such new members shall be disclosed in the Plan Supplement on or prior to the Plan Supplement Deadline. Upon the Effective Date, the current members of the Debtor’s board of directors shall no longer serve in such capacity and shall, automatically and without further action or approval, be discharged of all duties in connection therewith.

On and after the Effective Date, the Reorganized Debtor may, in the name of the Debtor, take any and all appropriate actions consistent with the Plan without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than any restrictions expressly imposed by the Plan or the Confirmation Order.

14.3.
Appointment and Authority of Plan Administrator

The authority and role of the Plan Administrator shall be in accordance with the provisions of the Plan Administrator Agreement and the Plan. In furtherance of and consistent with the

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purpose of the Plan Administrator Agreement and the Plan, solely for the purpose of carrying out the Plan and discharging the duties in the Plan Administrator Agreement, the Plan Administrator shall be, pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and applicable State corporate law, appointed as the representative of the Estate to carry out its duties and obligations under the Plan Administrator Agreement and this Combined Disclosure Statement and Plan.

Upon the Effective Date, the Plan Administrator will hold, administer, liquidate and distribute the Excluded Assets, the Available Cash, and the Plan Consideration consistent with the terms of the Plan.

Without limiting the foregoing, the Plan Administrator may pay all reasonable fees, costs, and expenses of the Plan Administrator (including, without limitation, the compensation for the Plan Administrator and the fees and expenses of the professionals retained by the Plan Administrator) without further notice to Creditors or Holders of Interests or approval of the Bankruptcy Court. All fees and expenses incurred by the professionals retained by the Plan Administrator, as well as the compensation for the Plan Administrator, following the Effective Date, shall be paid by the Plan Administrator from Available Cash and the Plan Consideration. In the event that the Plan Administrator resigns or is unable to fulfill his or her duties under the Plan, a replacement will be appointed by the Bankruptcy Court upon motion by any party in interest.

Without limiting the foregoing, the Plan Administrator will have the right to, among other things, (1) liquidate the Excluded Assets and effect all actions and execute all agreements, instruments and other documents necessary to implement the applicable provisions of the Plan; (2) access and utilize the Available Cash and Plan Consideration and make all Distributions to Creditors and Holders of Interests in accordance with the Plan; (3) establish and administer any necessary reserves for Disputed Claims that may be required; (4) object to the Disputed Claims and prosecute, settle, compromise, withdraw or resolve in any manner approved by the Bankruptcy Court such objections; (5) employ and compensate professionals and other agents, including, without limitation, existing Professionals employed by the Debtor; and (6) take all other administrative actions on behalf of the Debtor, including, without limitation, the filing of any requisite tax returns and post-confirmation filings with the Bankruptcy Court relating to the Debtor. Notwithstanding anything to the contrary contained herein, the Reorganized Debtor shall be responsible for filing any tax returns and post-confirmation filings with the Bankruptcy Court relating to the Reorganized Debtor.

The Reorganized Debtor shall make the Debtor’s books and records available to the Plan Administrator to fulfill its obligations under the Plan and the Plan Administrator Agreement.

14.4.
The Closing

The Closing of the transactions required and contemplated under the Plan shall take place on the Effective Date by virtual means. The Debtor and Plan Sponsor may reschedule the Closing by making an announcement at the originally scheduled Closing of the new date for the Closing. All documents to be executed and delivered by any party as provided in this Plan and all actions to be taken by any party to implement the Plan as provided herein shall be in form and substance satisfactory to the Debtor and Plan Sponsor. The following actions shall occur at or before the Closing (unless otherwise specified), and shall be effective as of the Effective Date:

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(a)
Execution of Documents and Corporate Action

The Debtor shall deliver all documents and perform all actions reasonably contemplated with respect to implementation of the Plan. The Debtor, or its designee, is authorized (i) to execute on behalf of the Debtor, in a representative capacity and not individually, any documents or instruments after the Confirmation Date or at the Closing that may be necessary to consummate the Plan; and (ii) to undertake any other action on behalf of the Debtor to consummate the Plan. Each of the matters provided for under the Plan involving the corporate structure of the Debtor or corporate action to be taken by or required of the Debtor will, as of the Effective Date, be deemed to have occurred and be effective as provided herein, and shall be authorized, approved, and (to the extent taken before the Effective Date) ratified in all respects without any requirement of further action by stockholders, creditors, or directors of the Debtor. On the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtor, and all corporate actions required by the Debtor and the Reorganized Debtor in connection with the Plan, shall be deemed to have occurred and shall be in effect, without any requirement of further action by the Debtor, the Reorganized Debtor or the Bankruptcy Court. For purposes of effectuating the Plan, none of the transactions contemplated in the Plan shall constitute a change of control under any agreement, contract, or document of the Debtor.

(b)
Release of Liens

Upon request by the Debtor, the Reorganized Debtor or the Plan Sponsor, any Person holding a Lien in any of the Debtor’s Property shall execute any lien release or similar document(s) required to implement the Plan or reasonably requested by the Debtor, the Reorganized Debtor, or the Plan Sponsor in a prompt and diligent manner. Notwithstanding the foregoing, the Debtor, the Reorganized Debtor, or the Plan Sponsor is authorized to execute any lien release or similar document(s) required to implement the Plan.

(c)
Cancellation of Interests

On the Effective Date, all existing Interests of Debtor shall be retired, cancelled, extinguished, and/or discharged in accordance with the terms of the Plan. Except as otherwise provided in the Plan or the Plan Supplement, on the Effective Date: (1) the obligations of the Debtor under any certificate, share, note, bond, indenture, purchase right, option, warrant, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtor giving rise to any Claim or Interest shall be cancelled as to the Debtor and the Reorganized Debtor shall not have any continuing obligations thereunder; and (2) the obligations of the Debtor pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing the shares, certificates, notes, bonds, purchase rights, options, warrants or other instruments or documents evidencing or creating any indebtedness or obligation of the Debtor shall be released and discharged.

(d)
Issuance of New Equity

On the Effective Date, 1,000 shares of Reorganized Debtor New Equity shall be issued to Plan Sponsor or, subject to the Subscription Option, the DIP Lender, representing 100% of the

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equity of the Reorganized Debtor. On the Effective Date, the DIP Lender shall be entitled to exercise the Subscription Option in its sole discretion. The Reorganized Debtor New Equity shall be free and clear of all Liens, Claims, interests, and encumbrances of any kind, except as otherwise provided in the Plan. All the shares of the Reorganized Debtor New Equity issued pursuant to the Plan shall be duly authorized, validly issued, and fully paid. On the Effective Date, none of the Reorganized Debtor New Equity will be listed on a national securities exchange. The Reorganized Debtor may take all necessary actions, if applicable, after the Effective Date to suspend any requirement to (i) be a reporting company under the Securities Exchange Act, and (ii) file reports with the Securities and Exchange Commission or any other entity or party. On or promptly after the Effective Date, the Debtor or the Reorganized Debtor may file with Nasdaq a Form 25 for the purpose of terminating the listing of the Debtor Common Stock on Nasdaq and with the Securities and Exchange Commission a Form 15 for the purpose of terminating the registration of the Debtor Common Stock under the Securities Exchange Act and take any other in connection therewith.

(e)
Funding of the Plan Consideration

On the Effective Date, the Plan Sponsor shall contribute to the Debtor or its designee an amount of Cash equal to the Plan Consideration, which shall be made available to the Plan Administrator consistent with the terms of the Plan. Funding of the Plan Consideration is not subject to any financing contingency. The Plan Consideration shall be used to fund Distributions under the Plan, subject to the terms hereof.

(f)
Drawdown of the Unused DIP Facility

On the Effective Date, the Debtor shall draw down all undrawn amounts under the DIP Facility and all such amounts shall be treated as Available Cash.

14.5.
Vesting of Estate Property in the Reorganized Debtor

Upon the Effective Date, except for the Excluded Assets, the Available Cash, and the Plan Consideration which shall be made available to the Plan Administrator consistent with the terms of the Plan, title to all Estate Property shall vest automatically in the Reorganized Debtor and shall be retained and administered by the Reorganized Debtor for the purposes contemplated under the Plan. The Plan shall be considered a motion pursuant to sections 105, 363, and 365 of the Bankruptcy Code for such relief.

14.6.
Litigation

Unless any Causes of Action against a Person are expressly waived, relinquished, exculpated, released, compromised, transferred or settled in the Plan or by a Final Order, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtor shall retain and may enforce all rights to commence and pursue any and all Causes of Action, and the Reorganized Debtor’s rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date. For the avoidance of doubt, and notwithstanding Section 14.3 of the Plan, the Reorganized Debtor shall retain and shall have the exclusive right to enforce any and all of the Debtor’s Causes of Action including, without limitation, those arising from or related to (a) Intellectual Property and (b) claims and causes of action under chapter 5 of the Bankruptcy Code (including, without limitation, claims for accounts

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receivable and claims for turnover of Cash of the Debtor being held in escrow or on deposit by third parties), and shall be the sole beneficiary of any contested matters, claims objections, proceedings or similar actions in connection therewith. To the extent any Litigation is already pending on the Effective Date, the Reorganized Debtor may continue the prosecution of any such Litigation and shall be substituted as plaintiff, defendant, or in any other capacity for the Debtor pursuant to the Plan and the Confirmation Order on the Effective Date, without need for any further motion practice or notice in any case, action, or matter. Any abatement, interruption, or tolling of the statutes of limitation pertaining to the Remaining Assets in favor of the Debtor or the Estate shall also apply to the benefit of the Reorganized Debtor.

14.7.
Termination of the Claims Agent

At any time following the Effective Date, the Plan Administrator shall be authorized to terminate the services of the Claims Agent by providing fourteen (14) days written notice without the need for further approval by of the Bankruptcy Court or any other party; provided, however, such notice may be waived by mutual agreement of the Plan Administrator and Claims Agent. Following termination, the Claims Agent shall provide the Plan Administrator and the Bankruptcy Court with a copy of the claims register and a copy of all filed proofs of Claim. No later than thirty

(30) days after its termination, the Claims Agent shall provide the Plan Administrator with a final invoice, and unless the Plan Administrator has any issues with respect to the Claims Agent’s fees or expenses, the Plan Administrator will be authorized to remit payment of the final invoice within fourteen (14) days of receipt. The Bankruptcy Court will retain jurisdiction to hear any dispute in the event that the Plan Administrator and Claims Agent cannot agree upon the amount of fees and expenses sought by the Claims Agent.

14.8.
Final Decree

At any time following the Effective Date, the Plan Administrator shall be authorized to file a motion for entry of a final decree closing the Chapter 11 Case of Marin Software Incorporated.

14.9.
Winddown of Non-Debtor Subsidiaries

On or after the Effective Date, the Plan Administrator shall take such actions as are necessary or appropriate to winddown the Non-Debtor Subsidiaries as expeditiously and efficiently as reasonably practicable, including the establishment of any winddown accounts or the retention of appropriate professionals. The fees and expenses (including attorneys’ and advisors’ fees and expenses) incurred by the Plan Administrator for the winding-down of the Non-Debtor Subsidiaries shall be paid first by the Non-Debtor Subsidiaries, then the Plan Administrator, in the ordinary course of business and shall not be subject to Bankruptcy Court approval; provided, however, any disputes related to such fees and expenses should be brought before the Bankruptcy Court. After the Non-Debtor Subsidiaries are wound-down, any remaining Cash or Assets of the Non-Debtor Subsidiaries shall be transferred to the Plan Administrator.

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SECTION 15 EFFECT OF CONFIRMATION

15.1.
Binding Effect of the Plan

The provisions of the confirmed Plan shall bind the Debtor, the Reorganized Debtor, the Plan Administrator, any Entity acquiring property under the Plan, and any Creditor or Interest Holder, whether or not such Creditor or Interest Holder has filed a Proof of Claim or Interest in the Chapter 11 Case, whether or not the Claim of such Creditor or the Interest of such Interest Holder is impaired under the Plan, and whether or not such Creditor or Interest Holder has accepted or rejected the Plan. All Claims and Debts shall be fixed and adjusted pursuant to the Plan. The Plan shall also bind any taxing authority, recorder of deeds, or similar official for any county, state, or Governmental Unit or parish in which any instrument related to under the Plan or related to any transaction contemplated under the Plan is to be recorded with respect to any taxes of the kind specified in Bankruptcy Code section 1146(a).

15.2.
Property Free and Clear

Except as otherwise provided in the Plan or the Confirmation Order, all Estate Property shall vest in the Reorganized Debtor, and the Excluded Assets, Available Cash, and Plan Consideration shall vest in the Plan Administrator consistent with the terms of the Plan, free and clear of all Claims, Interests, Liens, charges, or other encumbrances of Creditors or Interest Holders. Following the Effective Date, the Reorganized Debtor and the Plan Administrator may transfer and dispose of any such property free of any restrictions imposed by the Bankruptcy Code or the Bankruptcy Rules and without further approval of the Bankruptcy Court or notice to Creditors, except as may otherwise be required under the Plan or the Confirmation Order.

SECTION 16

EXCULPATIONS, INJUNCTIONS, AND RELEASES

16.1.
Discharge

To the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code, except as otherwise expressly provided by the Plan or the Confirmation Order, all Distributions under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and causes of action, whether known or unknown, including any interest accrued on such Claims from and after the Petition Date, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtor or any of its assets or properties, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or Interests. Except as otherwise expressly provided by the Plan or the Confirmation Order, upon the Effective Date, the Debtor and its estate will be deemed discharged and released under and to the fullest extent provided under section 1141(d)(1)(A) and other applicable provisions of the Bankruptcy Code from any and all Claims and Interests of any kind or nature whatsoever, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code. The Confirmation Order shall be a judicial determination of the discharge of all Claims against, and Interests in, the Debtor, subject to the occurrence of the Effective Date.

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Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, the Reorganized Debtor, or their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

16.2.
Exculpation

The Exculpated Parties will neither have nor incur any liability to any entity for any action in good faith taken or omitted to be taken between the Petition Date and Effective Date in connection with or related to the Chapter 11 Case, the formulation, preparation, dissemination, implementation, Confirmation, or Consummation of the Combined Disclosure Statement and Plan, or any agreement created or entered into in connection therewith; provided, however, that this limitation will not affect or modify the obligations created under the Plan, or the rights of any Holder of an Allowed Claim to enforce its rights under the Plan, and shall not release any action (or inaction) constituting willful misconduct, fraud, or gross negligence (in each case subject to determination of such by final order of a court of competent jurisdiction); provided, however, that any Exculpated Party shall be entitled to rely upon the advice of counsel with respect to its duties and responsibilities (if any) under the Plan, and such reliance shall form a defense to any such claim, Cause of Action, or liability. Without limiting the generality of the foregoing, each Exculpated Party shall be entitled to and granted the protections of section 1125(e) of the Bankruptcy Code.

16.3.
Estate Release of Released Parties

Pursuant to section 1123(b) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan, for good and valuable consideration, on and after and subject to the occurrence of the Effective Date, the Debtor, the Reorganized Debtor, and the Estate (collectively, the “Estate Releasors”) shall release (the “Estate Release”) each Released Party, and each Released Party is deemed released by the Estate Releasors from any and all claims, obligations, rights, suits, damages, Causes of Action, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of any of the Estate Releasors, as applicable, whether known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, matured or unmatured, determined or determinable, disputed or undisputed, liquidated or unliquidated, or due or to become due, existing or hereinafter arising, in law, equity, or otherwise, that the Estate Releasors would have been legally entitled to assert in its own right, or on behalf of the Holder of any Claim or Interest or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Debtor, the Chapter 11 Case, the purchase, sale, transfer of any security, asset, right, or interest of the Debtor, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between the Debtor and any Released Party, the restructuring of Claims and Interests prior to or in the Chapter 11 Case, the negotiation, formulation, or preparation of the Plan or related agreements, instruments, or other documents, any other act or omission, transaction, agreement, event, or other occurrence taking place relating to the Debtor on and before the

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Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes fraud, willful misconduct, or gross negligence; provided, however, the foregoing Estate Release shall not operate to waive or release any obligations of any party under the Plan or any other document, instrument, or agreement executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Estate Release, which includes by reference each of the related provisions and definitions contained herein, and further, shall constitute the Bankruptcy Court’s finding that the Estate Release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b) in the best interests of the Debtor and all Holders of Claims and Interests; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to any of the Estate Releasors asserting any Claim or Cause of Action released pursuant to the Estate Release.

16.4.
Injunction

In implementation of the Plan, except as otherwise expressly provided in the Confirmation Order or the Plan, and except in connection with the enforcement of the terms of the Plan or any documents provided for or contemplated in the Plan, all entities who have held, hold, or may hold Claims against or Interests in the Debtor, the Reorganized Debtor, or the Estate that arose prior to the Effective Date are permanently enjoined from: (a) commencing or continuing in any manner, directly or indirectly, any action or other proceeding of any kind against the Debtor, the Reorganized Debtor, the Estate, or the Plan Administrator with respect to any such Claim or Interest; (b) the enforcement, attachment, collection, or recovery by any manner or means, directly or indirectly, of any judgment, award, decree, or order against the Debtor, the Reorganized Debtor, the Estate, any of the Estate Property, or the Plan Administrator with respect to any such Claim or Interest; (c) creating, perfecting, or enforcing, directly or indirectly, any Lien or encumbrance of any kind against the Debtor, the Reorganized Debtor, the Estate, any of the Estate Property, or the Plan Administrator with respect to any such Claim or Interest; and (d) any act, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan with respect to such Claim or Interest. Except as otherwise expressly provided in the Plan, all Persons shall be precluded and forever barred from asserting against the Debtor, the Reorganized Debtor, the Plan Administrator, and their successors or assigns, or their assets, properties, or interests in property, any other or further Claims or Interests, or any other right to legal or equitable relief, regardless of whether such right can be reduced to a right to payment, based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date. Nothing contained in this Section 16.4 shall prohibit the Holder of a timely filed Proof of Claim or an Interest from litigating its right to seek to have such Claim or Interest declared an Allowed Claim or Allowed Interest, as applicable, and paid in accordance with the distribution provisions of the Plan, or enjoin or prohibit the interpretation or enforcement by the Claimant of any of the obligations of the Debtor, the Reorganized Debtor, or the Plan Administrator under the Plan.

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16.5.
Post-Confirmation Liability of Plan Administrator

The Plan Administrator, together with its consultants, agents, advisors, attorneys, accountants, financial advisors, other representatives and the professionals engaged by the foregoing (collectively, the “Indemnified Parties”) shall not be liable for any and all liabilities, losses, damages, claims, Causes of Action, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, to the Holders of Claims or Interests for any action or inaction taken in good faith in connection with the performance or discharge of their duties under the Plan, except the Indemnified Parties will be liable for actions or inactions that are grossly negligent, fraudulent, or which constitute willful misconduct (in each case, liability shall be subject to determination by final order of a court of competent jurisdiction). However, any act or omission taken with the approval of the Bankruptcy Court, and not inconsistent therewith, will be conclusively deemed not to constitute gross negligence, fraud, or willful misconduct. In addition, the Reorganized Debtor and the Estate shall, as applicable and to the fullest extent permitted by the laws of the State of Delaware, indemnify and hold harmless the Indemnified Parties from and against and with respect to any and all liabilities, losses, damages, claims, costs and expenses, including but not limited to attorneys’ fees arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Reorganized Debtor and the Estate or the implementation or administration of the Plan if the Indemnified Party acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Reorganized Debtor and the Estate; provided that, notwithstanding any action, inaction, error or mistake (including, without limitation, any errors or mistakes related to Distributions) by the Plan Administrator, under no circumstances shall the Plan Sponsor, DIP Lender or Reorganized Debtor be liable for funding any additional amounts, including in connection with the Plan or the DIP Facility; provided further that subject to their compliance with the Plan and Confirmation Order, the Plan Sponsor, DIP Lender and Reorganized Debtor shall be entitled to all of their rights and benefits thereunder. All rights of the Persons exculpated and indemnified pursuant hereto shall survive confirmation of the Plan.

16.6.
Preservation of Causes of Action
(a)
Vesting of Causes of Action

Except as otherwise provided in the Plan or Confirmation Order, in accordance with section 1123(b)(3) of the Bankruptcy Code, any and all Causes of Action that the Debtor holds or may hold against any Entity, shall vest upon the Effective Date in the Reorganized Debtor, subject to the Plan Administrator’s right to assert any claims, counterclaims, rights of setoff, and defenses in connection with the prosecution of any objection to a Disputed Claim.

Except as otherwise provided in the Confirmation Order, after the Effective Date, the Reorganized Debtor shall have the exclusive right to institute, prosecute, abandon, settle, or compromise any Causes of Action against any Entity, in accordance with the terms of the Plan, and without further order of the Bankruptcy Court, in any court or other tribunal, including, without limitation, in an adversary proceeding filed in the Chapter 11 Case.

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(b)
Preservation of All Causes of Action Not Expressly Settled or Released

Unless a Cause of Action against a holder of a Claim or other Entity is expressly waived, relinquished, released, compromised, or settled in the Plan (including, without limitation, pursuant to the Estate Release) and/or or any Final Order (including the Confirmation Order), the Debtor and the Reorganized Debtor expressly reserve such retained Cause of Action for later adjudication by the Reorganized Debtor (including, without limitation, Causes of Action not specifically identified or described in the Plan Supplement or elsewhere, or of which the Debtor may be presently unaware, or which may arise or exist by reason of additional facts or circumstances unknown to the Debtor at this time, or facts or circumstances that may change or be different from those the Debtor now believes to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, Collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such Causes of Action upon or after the entry of the Confirmation Order or Effective Date based on the Disclosure Statement, Plan, or Confirmation Order, except where such Causes of Action have been released or otherwise resolved by a Final Order (including the Confirmation Order). In addition, the Debtor and the Reorganized Debtor expressly reserve the right to pursue or adopt claims alleged in any lawsuit in which the Debtor is a defendant or interested party against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.

Subject to the immediately preceding paragraph, any Entity to which the Debtor has incurred an obligation (whether on account of services, the purchase or sale of goods, or otherwise), or that has received services from the Debtor or a transfer of money or property of the Debtor, or that has received services from the Debtor or a transfer or money or property of the Debtor, or that has transacted business with the Debtor, or that has leased property from the Debtor, should assume and is hereby advised that any such obligation, transfer, or transaction may be reviewed by the Reorganized Debtor or Plan Administrator subsequent to the Effective Date and may be the subject of an action after the Effective Date, regardless of whether (i) such Entity has filed a proof of claim against the Debtor in the Chapter 11 Case; (ii) the Debtor has objected to any such Entity’s proof of claim; (iii) any such Entity’s Claim was included in the Schedules; (iv) the Debtor has objected to any such Entity’s scheduled Claim; (v) any such Entity’s scheduled Claim has been identified by the Debtor as disputed, contingent, or unliquidated; or (vi) the Debtor has identified any potential claim or Cause of Action against such Entity herein.

SECTION 17

CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

17.1.
Conditions to Confirmation of the Plan

It shall be a condition precedent to Confirmation of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section 17.3 hereof:

(a)
The RSA shall not have been terminated;

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(b)
No termination event or continuing event of default under the DIP Orders shall have occurred;
(c)
the Confirmation Order shall be in a form and substance acceptable to the Debtor and the Supporting Parties, and for the avoidance of doubt, shall provide for the Plan Sponsor and DIP Lender, subject to the Subscription Option, to be issued 100% of the Reorganized Debtor New Equity free and clear of all Liens, Claims, Interests, rights, security interests, and other encumbrances of any kind (other than those expressly identified in writing as acceptable to Plan Sponsor in its sole and absolute discretion);
(d)
the Plan shall be in form and substance reasonably acceptable to the Debtor and the Plan Sponsor;
(e)
the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed with the Bankruptcy Court and the same shall be in form and substance reasonably acceptable to the Debtor and the Plan Sponsor; and
(f)
no termination event, breach, or failure to comply with the terms of the Definitive Documents, the Confirmation Order, or any other Final Order of the Bankruptcy Court shall have occurred and be continuing.
17.2.
Conditions to the Effective Date

It shall be a condition precedent to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Section 17.3:

(a)
all conditions to Confirmation in Section 17.1 of the Plan shall have been either (and shall continue to be) satisfied or waived pursuant to Section 17.3 of the Plan;
(b)
all documents required under the Plan shall have been delivered;
(c)
the Confirmation Order, in form and substance reasonably acceptable to the Debtor and the Plan Sponsor and shall have been entered and shall have become a Final Order;
(d)
the Plan Consideration, together with the Available Cash, shall be sufficient to fund all Plan obligations;
(e)
the Debtor and Insiders shall not have caused or permitted to occur an “ownership change” as such term is used in section 382 of Title 26 of the United States Code;
(f)
the Plan Sponsor shall have wired the Plan Consideration to the Plan Administrator or its designee;
(g)
the Debtor shall have wired the Available Cash to the Plan Administrator or its designee;

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(h)
all actions, documents, certificates, and agreements necessary to implement the Plan, including documents contained in the Plan Supplement, shall have been effected or executed and delivered, as the case may be, to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;
(i)
the Reorganized Debtor New Equity and any and all agreements and documents relating thereto shall have been executed, issued and delivered by the Reorganized Debtor; and
(j)
the Professional Fee Reserve shall have been fully funded as required pursuant to the Plan.
17.3.
Waiver of Conditions Precedent

To the fullest extent permitted by law, the conditions to the Effective Date set forth in Section 17.2 may be waived or modified in whole or in part at any time by the Debtor, subject to the Plan Sponsor’s written consent which shall not be unreasonably withheld.

17.4.
Effect of Failure of Conditions

If Consummation does not occur, the Plan shall be null and void in all respects, and nothing contained herein shall: (a) constitute a waiver or release of any claims by the Debtor, any Holders of Claims or Interests, or any other Entity; (b) prejudice in any manner the rights of the Debtor, any Holders of Claims or Interests, or any other Entity; or (c) constitute an admission, acknowledgment, offer, or undertaking by the Debtor, any Holders of Claims or Interests, or any other Entity in any respect.

SECTION 18 RETENTION OF JURISDICTION

From and after the Confirmation Date, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, for the following purposes:

(a)
To hear and determine any and all objections to the allowance of a Claim, proceedings to estimate a Claim for any purpose, actions to equitably subordinate a Claim, proceedings seeking approval of any necessary claims reconciliation protocols, or any controversy as to the classification of a Claim in a particular Class under the Plan;
(b)
To administer the Plan, the Reorganized Debtor, the Estate Property, and the proceeds thereof and address any issues relating to implementation of the Plan that may be raised by the Plan Administrator;
(c)
To estimate or liquidate any Disputed Claims;
(d)
To hear and determine any and all adversary proceedings, contested matters, or applications pending on the Effective Date or otherwise relating to, arising from, or in connection with the Litigation; provided, however, that the Reorganized Debtor shall reserve the right to commence actions in all appropriate jurisdictions;

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(e)
To hear and determine any and all motions and/or objections to fix, estimate, allow, and/or disallow any Claims arising therefrom;
(f)
To hear and determine any and all applications by Professionals for an award of on account of any Professional Fee Claims;
(g)
To enable the Reorganized Debtor to commence and prosecute any Litigation which may be brought after the Effective Date;
(h)
To interpret and/or enforce the provisions of the Plan and the injunction provided for in the Plan and to determine any and all disputes arising under or regarding interpretation of the Plan or any agreement, document, or instrument contemplated by the Plan;
(i)
To enter and implement such orders as may be appropriate in the event Confirmation is for any reason stayed, reversed, revoked, modified, or vacated;
(j)
To modify any provision of the Plan to the extent permitted by the Bankruptcy Code and to correct any defect, cure any omission, or reconcile any inconsistency in the Plan or in the Confirmation Order as may be necessary to carry out the purposes and intent of the Plan;
(k)
To enter such orders as may be necessary or appropriate in furtherance of Confirmation and the successful implementation of the Plan and to determine such other matters as may be provided for in the Confirmation Order or as may be authorized under the provisions of the Bankruptcy Code;
(l)
To enter any orders as required by Rule 23 of the Federal Rules of Civil Procedure, to the extent made applicable to any adversary proceeding pursuant or contested matter pursuant to Bankruptcy Rules 7023 and 9014(c), as applicable; and
(m)
To close the Chapter 11 Case when the administration of the Chapter 11 Case has been completed.

SECTION 19 MISCELLANEOUS PROVISIONS

19.1.
Payment of Statutory Fees / Closing of Chapter 11 Case

All fees payable under section 1930 of chapter 123 of Title 28 of the United States Code together with the statutory rate of interest set forth in section 3717 of Title 31 of the U.S. Code to the extent applicable (“Quarterly Fees”) for periods prior to the Effective Date shall be paid on the Effective Date, or as soon as practicable thereafter, by the Debtor, and the Debtor shall file with the Bankruptcy Court all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR. After the Effective Date, the Debtor, the Reorganized Debtor, or the Plan Administrator (acting on their behalf) shall pay any and all Quarterly Fees when due and payable and shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due. The U.S. Trustee shall not be required to file any Administrative Claim in the case, and shall not be treated as providing any release under the Plan. The Plan Administrator

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may seek to close the Chapter 11 Case, in his, her, or its discretion, on motion to the Bankruptcy Court once all Distributions have been made in accordance with the Plan.

19.2.
Revocation of the Combined Disclosure Statement and Plan

The Debtor, subject to the consent of the Plan Sponsor, reserves the right to revoke and withdraw the Combined Disclosure Statement and Plan at any time on or before the Confirmation Date. If the Debtor revokes or withdraws the Combined Disclosure Statement and Plan, or if Confirmation or the Effective Date does not occur, then the Plan shall be deemed null and void and, in such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other entity or to prejudice in any manner the rights of the Debtor or any Entity in any further proceedings involving the Debtor.

19.3.
Severability of Plan Provisions

In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall, with the consent of each of the Debtor and the Prepetition Agent, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions hereof shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision hereof, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

19.4.
Exhibits

All exhibits attached to the Combined Disclosure Statement and Plan and the Plan Supplement are, by this reference, hereby incorporated herein. The Debtor reserves the right to make non-substantive changes and corrections to such Exhibits in advance of the Confirmation Hearing. If any Exhibits are changed or corrected, the replacement Exhibits will be filed with the Bankruptcy Court prior to the commencement of the Confirmation Hearing.

19.5.
Notices

All notices required or permitted to be made in accordance with the Plan shall be in writing and shall be delivered personally or by nationally recognized overnight or next-day courier service, first-class mail, or electronic mail as follows:

Counsel to the Debtor:

Pachulski Stang Ziehl & Jones LLP 919 North Market Street, 17th Floor

P.O. Box 8705

Wilmington, DE 19899-8705 (Courier 19801)

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Attn: James O’Neill, Debra Grassgreen, and Jason Rosell joneill@pszjlaw.com; dgrassgreen@pszjlaw.com; jrosell@pszjlaw.com

Plan Administrator:

Armanino Advisory LLC Attention: Michael Hogan

2700 Camino Ramon, Suite 350 San Ramon, CA 94583

Email: Michael.Hogan@armanino.com LegalDepartment@armanino.com

19.6.
Reservation of Rights

Neither the filing of the Combined Disclosure Statement and Plan nor any statement or provision contained in the Combined Disclosure Statement and Plan, nor the taking by any party in interest of any action with respect to the Plan, shall: (a) be or be deemed to be an admission against interest and (b) until the Effective Date, be or be deemed to be a waiver of any rights any party in interest may have (i) against any other party in interest, or (ii) in or to any of the assets of any other party in interest, and, until the Effective Date, all such rights are specifically reserved. In the event that the Plan is not confirmed or fails to become effective, neither the Combined Disclosure Statement and Plan nor any statement contained in the Combined Disclosure Statement and Plan may be used or relied upon in any manner in any suit, action, proceeding, or controversy within or without the Chapter 11 Case involving the Debtor, except with respect to Confirmation of the Plan.

19.7.
Defects, Omissions and Amendments

The Debtor may, with the approval of the Bankruptcy Court and without notice to all Holders of Claims or Interests, insofar as it does not materially and adversely affect Holders of Claims, correct any defect, omission, or inconsistency in the Plan in such manner and to such extent as may be necessary or desirable to expedite the execution of the Plan. The Plan may be altered or amended before or after Confirmation as provided in section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of Holders of Claims, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code and the Debtor has complied with section 1125 of the Bankruptcy Code. The Plan may be altered or amended before or after the Confirmation Date but, prior to substantial Consummation, in a manner which, in the opinion of the Bankruptcy Court, materially and adversely affects Holders of Claims, so long as the Plan, as modified, complies with sections 1122 and 1123 of the Bankruptcy Code, the Debtor has complied with section 1125 of the Bankruptcy Code and, after notice and a hearing, the Bankruptcy Court confirms such Plan, as modified, under section 1129 of the Bankruptcy Code.

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19.8.
Filing of Additional Documents

The Debtor shall file with the Bankruptcy Court such agreements, instruments, pleadings, orders, papers, or other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

19.9.
Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, the heirs, executors, administrators, successors, and/or assigns of such Entity.

19.10.
Setoffs and Recoupments

The Reorganized Debtor may, but shall not be required to, set off against or recoup from the payments to be made pursuant to the Plan in respect of a Claim, any claim of any nature whatsoever that the Debtor, the Reorganized Debtor, or the Estate, as applicable, may have against the Holder of such Claim, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of any such claim by the Debtor, the Reorganized Debtor, or the Estate, against such Holder.

19.11.
Tax Exemption

Pursuant to section 1146 of the Bankruptcy Code, the issuance, transfer, or exchange of any security under the Plan, or the execution, delivery, or recording of an instrument of transfer pursuant to, in implementation of, or as contemplated by the Plan, including, without limitation, any transfers to or by the Debtor, if on the Effective Date, and the Reorganized Debtor or Plan Administrator, if after the Effective Date, of the Debtor’s property in implementation of or as contemplated by the Plan (including, without limitation, any subsequent transfer of property by the Reorganized Debtor) shall not be taxed under any state or local law imposing a stamp tax, transfer tax, or similar tax or fee. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax, or similar tax.

19.12.
Implementation

Upon Confirmation, the Debtor shall be authorized to take all steps and execute all documents necessary to effectuate the provisions contained in the Plan.

19.13.
Record Date

To the extent a “Record Date” is required for implementation of the Plan, the record date shall be the Effective Date or such other date as the Bankruptcy Court may set.

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19.14.
Certain Actions

By reason of entry of the Confirmation Order, prior to, on, or after the Effective Date (as appropriate), all matters provided for under the Plan that would otherwise require approval of directors, members, managers or other Interest Holders of the Debtor under the Plan, including, without limitation, (i) the Distribution of Cash pursuant to the Plan, (ii) the adoption, execution, delivery, and implementation of all contracts, leases, instruments, releases, and other agreements or documents related to the Plan, and (iii) the adoption, execution, and implementation of other matters provided for under the Plan involving the company or organizational structure of the Debtor, shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to applicable corporation/limited liability company laws, without any requirement of further action by the directors, members, managers or other Interest Holders of the Debtor, irrespective of whether the Confirmation Order specifically authorizes any such action.

Effective upon the Effective Date, the Debtor’s formation documents shall be deemed amended to prohibit the issuance by the Debtor of nonvoting securities to the extent required under section 1123(a)(6) of the Bankruptcy Code.

19.15.
Substantial Consummation

On the Effective Date, the Plan shall be deemed substantially consummated under sections 1101 and 1127(b) of the Bankruptcy Code.

19.16.
Waiver of Fourteen-Day Stay

The Debtor requests as part of the Confirmation Order a waiver from the Bankruptcy Court of the 14-day stay of Bankruptcy Rule 3020(e) and, to the extent applicable, a waiver of the 14-day stay of Bankruptcy Rule 6004(g).

19.17.
Governing Law

Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an exhibit hereto or a schedule in the Plan Supplement provides otherwise, the rights, duties, and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

19.18.
Entire Agreement

On the Effective Date, the Plan and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

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SECTION 20 RECOMMENDATION

FOR ALL THE REASONS SET FORTH IN THIS COMBINED DISCLOSURE STATEMENT AND PLAN, THE DEBTOR BELIEVES THAT IT IS IN THE BEST INTERESTS OF THE HOLDERS OF CLAIMS AND INTERESTS IN THE DEBTOR FOR THE COMBINED DISCLOSURE STATEMENT AND PLAN TO BE APPROVED AND CONFIRMED BY THE BANKRUPTCY COURT AND FOR THE PLAN TO BE CONSUMMATED.

Dated: August 25, 2025 MARIN SOFTWARE INCORPORATED

/s/ Robert Bertz

Robert Bertz

Chief Financial Officer

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EXHIBIT A

Definitions

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As used in the Combined Disclosure Statement and Plan, capitalized terms not otherwise defined have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

1.
“Administrative Claim” means a Claim for costs and expenses of administration of the Estate pursuant to sections 328, 330, 331, 503(b), 507(a)(2), 507(b) or, if applicable, 1114(e)(2) of the Bankruptcy Code, including without limitation: (a) any actual and necessary expenses of preserving the Debtor’s Estate, including wages, salaries or commissions for services rendered after the commencement of the Chapter 11 Case, certain taxes, fines and penalties, any actual and necessary post-petition expenses of operating the business of the Debtor, including post-petition indebtedness or obligations, excluding the DIP Facility Claim, incurred by or assessed against the Debtor in connection with the normal, usual or customary conduct of their business, or for the acquisition or payment of goods or lease of property, or for providing of services to the Debtor;

(b) expenses pursuant to section 503(b)(9) of the Bankruptcy Code; (c) all statutory fees due pursuant to 28 U.S.C. § 1930(a)(6), as and when due under applicable law; and (d) Professional Fee Claims. The Plan Administrator shall timely pay all post-confirmation quarterly fees as they accrue until the date of the closing of the Chapter 11 Case from the Plan Consideration and/or Available Cash. For the avoidance of doubt, Ordinary Course Liabilities incurred by the Debtor under the DIP Facility shall be Allowed Administrative Claims for all purposes herein.

2.
“Administrative Claims Bar Date” means thirty (30) calendar days after the Effective Date, other than for Professional Fee Claims, which shall be subject to the bar date for such Claims set forth in Section 8.2(b) hereof.
3.
“Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.
4.
“Allowed” means, with respect to any Claim or Interest, except as otherwise specified herein, any of the following: (a) a Claim or Interest that has been scheduled by the Debtor in its Schedules as other than disputed, contingent or unliquidated and as to which (i) the Debtor or any other party in interest have not filed an objection, and (ii) no contrary Proof of Claim has been filed; (b) a Claim or Interest that is not a Disputed Claim or Disputed Interest, except to the extent that any such Disputed Claim or Disputed Interest has been allowed by a Final Order; or (c) a Claim or Interest that is expressly allowed (i) by a Final Order, (ii) by an agreement between the Holder of such Claim or Interest and the Debtor or the Plan Administrator, or (iii) pursuant to the terms of the Plan; provided, however, that unless expressly waived by the Plan, the Allowed amount of a Claim shall be subject to and shall not exceed the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable.
5.
“Approved Budget” means the budget agreed to by the Debtor and the DIP Lender and attached as Exhibit A to the DIP Orders (as may be amended or otherwise modified from time to time pursuant to the terms of the DIP Orders).
6.
“Available Cash” means all Cash reflected on the Debtor’s balance sheet as of the Effective Date, including all Cash in the Debtor’s bank accounts, and proceeds of any Excluded

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Assets. For the avoidance of doubt, on the Effective Date, all undrawn amounts under the DIP Facility shall be drawn down and become Available Cash.

7.
“Avoidance Actions” means any and all avoidance, recovery, subordination, or other claims, actions, or remedies which the Debtor, the Estate, or other appropriate party in interest has asserted or may assert under sections 502, 510, 542, 544, 545, or 547 through 553 of the Bankruptcy Code or under similar or related state or federal statutes and common law.
8.
“Bankruptcy Code” means Title 11 of the United States Code.
9.
“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware having jurisdiction over the Chapter 11 Case.
10.
“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.
11.
“Bar Date” means, as applicable, the General Claims Bar Date, the Administrative Claims Bar Date, or any other applicable deadline to file Claims referenced in the Plan.
12.
“Bar Date Order” means any order of the Bankruptcy Court that establishes the General Claims Bar Date and any other deadlines and procedures for filing Proofs of Claim against the Debtor.
13.
“Board” has the meaning set forth in Section 4.1 hereof.
14.
“Business Day” means any day, other than a Saturday, Sunday or legal holiday as defined in Bankruptcy Rule 9006(a), or any other day on which banking institutions in New York, New York are required or authorized to close by law or executive order.
15.
“Cash” means cash and cash equivalents, including, but not limited to, bank deposits, wire transfers, checks, and readily marketable securities, instruments, and legal tender of the United States of America or instrumentalities thereof.
16.
“Causes of Action” means all claims, actions, causes of action, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of setoff, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and crossclaims, including, without limitation, all claims and any avoidance, preference, recovery, subordination or other actions of the Debtor and/or the Estate (unless the context expressly states that such Causes of Action belong to the another Entity), including Avoidance Actions, against Creditors, insiders, and/or any other Persons or Entities, based in law or equity, including, without limitation, under the Bankruptcy Code, whether direct, indirect, derivative, or otherwise and whether asserted or unasserted as of the Effective Date.
17.
“Chapter 11 Case” means the chapter 11 case commenced when the Debtor filed its voluntary petition for relief under chapter 11 of the Bankruptcy Code on the Petition Date, being administered under In re Marin Software Incorporated, Case No. 25-11263 (LSS).

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18.
“Claim” means a claim (as defined in section 101(5) of the Bankruptcy Code) against the Debtor, including, but not limited to: (a) any right to payment from the Debtor whether or not such right is reduced to judgment, liquidated, unliquidated, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (b) any right to an equitable remedy for breach of performance if such performance gives rise to a right of payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured.
19.
“Claimant” means the Holder of a Claim.
20.
“Claims Agent” means Donlin, Recano & Company, LLC.
21.
“Claims Objection Deadline” means, with respect to all Claims including Administrative Claims other than Professional Fee Claims, (a) one (1) year after the Effective Date, or (b) such other period as may be fixed by an order of the Bankruptcy Court for objecting to Claims upon request of the Plan Administrator; provided that the Debtor, the Plan Administrator, and the Reorganized Debtor, as applicable, may seek additional extensions of this date from the Bankruptcy Court.
22.
“Class” means a category of Holders of Claims or Interests, as set forth in Section 9 of the Plan pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code.
23.
“Closing” means the closing of the transactions contemplated under Section 14 of the

Plan.

24.
“Collateral” means any property or interest in property of the Debtor's Estate that is subject to a valid and enforceable Lien to secure a Claim.

25.
“Combined Disclosure Statement and Plan” means this Plan and Disclosure Statement, as modified and/or amended from time to time.
26.
“Conditional Approval and Procedures Order” means the Order (I) Granting Conditional Approval of the Adequacy of Disclosures in the Combined Disclosure Statement and Plan; (II) Scheduling a Combined Confirmation Hearing and Setting Deadlines Related Thereto;

(III) Approving the Forms of Notices to Non-Voting Classes; and (IV) Granting Related Relief

entered at Docket No. 88.

27.
“Company” means the Debtor.
28.
“Confirmation” means the entry of the Confirmation Order, subject to all conditions specified in Section 17 hereof having been (a) satisfied or (b) waived pursuant to Section 17.
29.
“Confirmation Date” means the date upon which the Confirmation Order is entered by the Bankruptcy Court on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.
30.
“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance acceptable to the Debtor, the Plan Sponsor, and the DIP Lender.

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31.
“Consummation” or “Consummate” means the closing of transactions and delivery of payments to be made on or as soon as reasonably practicable after the Effective Date.
32.
“Corporate Documents” means, as applicable, the certificate of incorporation and by- laws (or any other applicable organizational documents) of the Debtor in effect as of the Petition Date, as may be amended.
33.
“Contingent Claim” means any Claim for which a Proof of Claim has been filed with the Bankruptcy Court but was not filed in a sum certain and which Claim has not been estimated, fixed, or liquidated by the Bankruptcy Court at a sum certain as of the Effective Date, or a Claim that has accrued but nonetheless remains dependent on the occurrence of a future event that may never occur.
34.
“Creditor” means any Holder of a Claim against the Debtor as specified in section 101(10) of the Bankruptcy Code.
35.
“Debtor” means Marin Software Incorporated as debtor and debtor-in-possession in the Chapter 11 Case.
36.
“Definitive Documents” means, without limitation, (a) the DIP Documentation, (b) the Plan (and all exhibits thereto), (c) the Disclosure Statement, (d) the order approving the Disclosure Statement, (e) the Confirmation Order, (f) the RSA; (g) any other substantive motion or request for relief filed with the Bankruptcy Court, and (h) any other documents or exhibits related to or contemplated in the foregoing clauses (a) through (g), in each case in form and substance consistent with the Plan, the RSA and, except as otherwise set forth herein or in the RSA, reasonably acceptable to the Debtor and the Plan Sponsor.
37.
“Denial Letter” has the meaning set forth in Section 4.2 hereof.
38.
“DIP Documentation” means the Senior Secured Superpriority DIP Promissory Note dated as of July 1, 2025, between the Debtor and the DIP Lender, and all other related agreements, documents, security agreements, pledge agreements, or other collateral documents in connection with the DIP Facility, as may be amended, restated, amended and restated, waived, supplemented or otherwise modified from time to time.
39.
“DIP Facility” means that certain senior secured superpriority post-petition credit facility made available to the Debtor by the DIP Lender pursuant to the DIP Documentation and the DIP Orders for the purpose of funding the Ordinary Course Liabilities of the Debtor, including

(a) working capital and general corporate purposes and (b) bankruptcy-related fees, costs and expenses, in each case with respect to clauses (a) and (b), all in accordance with the Approved Budget.

40.
“DIP Facility Claim” means any Claim of the DIP Lender arising from, under or in connection with the DIP Facility. For the avoidance of doubt, the Allowed DIP Facility Claim shall include all obligations under the DIP Facility, including without limitation, all amounts drawn pursuant to the Approved Budget, and all remaining amounts under the DIP Facility drawn down on the Effective Date.

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41.
“DIP Financing Motion” has the meaning set forth in Section 5.2 hereof.
42.
“DIP Lender” means YYYYY, LLC, in its capacity as postpetition lender under the DIP Facility.
43.
“DIP Orders” means, collectively, the Interim DIP Order and Final DIP Order.
44.
“Disallowed Claim” means a Claim, or any portion thereof, that has been (i) disallowed by a Final Order or by other agreement of a Claimant, (ii) any Claim that is listed by the Debtor in the Schedules as zero or as undetermined and as to which no Proof of Claim has been timely filed, (iii) any Claim that is listed by the Debtor in the Schedules as disputed, contingent, or unliquidated and as to which no Proof of Claim has been timely filed, or (iv) any Claim that is deemed disallowed pursuant to the terms of the Plan.
45.
“Disclosure Statement” means the portion of this Combined Disclosure Statement and Plan that satisfies the disclosure requirements of section 1125 of the Bankruptcy Code, including all exhibits and schedules thereto, as may be amended or supplemented.
46.
“Disputed” means, with respect to any Claim or Interest, any Claim or Interest: as to which the Debtor, the Plan Administrator, or any other party in interest has interposed a timely objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules or is otherwise disputed by the Debtor or the Plan Administrator in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn or determined by a Final Order.
47.
“Disputed Claim” means: (i) any Claim or portion of a Claim as to which an objection to the allowance thereof has been interposed as of any deadline fixed under the Plan or by order of the Bankruptcy Court, which objection has not been withdrawn or determined by Final Order; or

(ii) any Claim that is not a Disallowed Claim that is not listed in the Schedules and as to which no Proof of Claim has been timely filed. To the extent an objection relates to the allowance of only a part of a Claim, such Claim shall be a Disputed Claim only to the extent of the objection.

48.
“Disputed Claim Reserve” has the meaning set forth in Section 12.6 hereof.
49.
“Dissolution” has the meaning set forth in Section 4.3 hereof.
50.
“Distribution(s)” means the distribution(s) of Cash to be made to Holders of Claims and/or Interests in accordance with the Plan.
51.
“Distribution Dates” means collectively the Initial Distribution Date, any Subsequent Distribution(s) Date, and the date of the Final Distribution.
52.
“Distribution Record Date” means the close of business on the Business Day immediately preceding the Effective Date.
53.
“Distribution Waterfall” means the priority of distributions of the Plan Consideration and Available Cash, which shall be allocated and paid to the Holders of Allowed Claims and Interests, until paid in full (or reserved for) from time to time in the following priority (in each

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case on a Pro Rata basis): first, on account of Allowed Administrative Claims, Priority Tax Claims, and Allowed Priority Non-Tax Claims; second, on account of any and all fees and expenses, including professional fees, incurred by the Plan Administrator in administering and implementing the Plan after the Effective Date; third, on account of the Allowed Class 4 Unsecured Claims; and fourth, on account of all Allowed Class 5 Interests.

54.
“D&O Liability Insurance Policies” means all director and officer insurance policies maintained by the Debtor as of the Petition Date.
55.
“Effective Date” means the date selected by the Debtor which is a Business Day after the Confirmation Date on which: (a) no stay of the Confirmation Order is in effect, and (b) all conditions specified in Section 17 hereof have been satisfied, unless waived by the Debtor. Within five (5) business days after the Effective Date, notice of the Effective Date shall be filed with the Bankruptcy Court by the Plan Administrator.
56.
“Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.
57.
“Equity” means any interest in Marin Software Incorporated, represented by ownership of common or preferred stock, including, to the extent provided by applicable law, any purchase right, warrant, stock option or other equity or debt security (convertible or otherwise) evidencing or creating any right or obligation to acquire or issue any of the foregoing the common stock of Marin Software Incorporated, including all unissued and/or authorized shares of such common or preferred stock.
58.
“Estate” means the estate of the Debtor in the Chapter 11 Case created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Chapter 11 Case.
59.
“Estate Property” means all right, title, and interest in and to any and all property of every kind or nature owned by the Debtor or its Estate on the Effective Date as defined by section 541 of the Bankruptcy Code.
60.
“Estate Release” has the meaning set forth in Section 16.3 hereof.
61.
“Estate Releasors” has the meaning set forth in Section 16.3 hereof.
62.
“Evercore” has the meaning set forth in Section 4.3 hereof.
63.
“Excluded Assets” means (i) the Debtor’s (x) Cash-on-hand and (y) accounts receivable accrued prior to the Petition Date and the proceeds thereof; provided that in the event any accounts receivable (and the proceeds thereof) straddle the prepetition and postpetition periods, the Debtor and the Plan Sponsor shall work in good faith to pro rate such accounts receivable between the prepetition and postpetition periods; and (ii) any other assets designated by the Plan Sponsor as an Excluded Asset prior to the Effective Date.
64.
“Exculpated Parties” means (i) Debtor, (ii) the Debtor’s directors, officers, managers, and employees that served during the Chapter 11 Case, and (iii) each of their respective professionals and advisors retained during the Chapter 11 Case, each solely in their capacities as such.

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65.
“Final Decree(s)” means the decree contemplated under Bankruptcy Rule 3022.
66.
“Final DIP Order” means an order approving of the DIP Facility on a final basis in a form acceptable to the DIP Lenders.
67.
“Final Distribution” means the last payment to Holders of Allowed Claims and/or Interests in accordance with the provisions of the Plan.
68.
“Final Order” means, as applicable, an order or judgment entered by the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or motion or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, move for a new trial, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor or, in the event that an appeal, writ of certiorari, new trial or reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which a new trial, reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rules 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules may be but has not then been filed with respect to such order or judgment shall not cause such order or judgment not to be a Final Order.
69.
“Form 10-K” has the meaning set forth in Section 4.2 hereof.
70.
“Form 10-Q” has the meaning set forth in Section 4.2 hereof.
71.
“General Claims Bar Date” means the general deadline set pursuant to the Bar Date Order for filing proofs of claim for any Claims against the Debtor that arose prior to the Petition Date.
72.
“Governmental Unit” means the United States; State; Commonwealth, District, Territory, municipality, foreign state, department, agency, or instrumentality of the United States (but not a United States trustee while serving as a trustee in a case under chapter 11), a State, a Commonwealth, a District, a Territory, a municipality, or a foreign state; or other foreign or domestic government.
73.
“Impaired” means with respect to a Claim or Class of Claims, a Claim or Class of Claims that is impaired within the meaning of section 1124 of the Bankruptcy Code.
74.
“Indemnified Parties” has the meaning set forth in Section 16.5 hereof.
75.
“Initial Distribution Date” means the Effective Date, or as soon as practicable thereafter when the initial Distribution shall be made to the Holders of Allowed Claims and/or Interests, as determined by the Plan Administrator.

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76.
“Initial Notice” has the meaning set forth in Section 4.2 hereof.
77.
“Insider” means an insider of the Debtor, as defined in section 101(31) of the Bankruptcy Code.
78.
“Insurance Policies” shall mean all insurance policies, including but not limited to the D&O Liability Insurance Policies, that have been issued to, or provide coverage at the Debtor and all agreements, instruments, or documents relating thereto.
79.
“Instrument” means any share of stock, security, promissory note, bond, or any other ‘Instrument,’ as that term is defined in section 9-102(47) of the Uniform Commercial Code in effect on the Petition Date.
80.
“Interest” means any interest of any holder of an equity interest or “equity security” (as defined in section 101(16) of the Bankruptcy Code) in the Debtor represented by any issued and outstanding, unissued, authorized or outstanding shares or stock, whether vested or non- vested, of Equity or other Instrument evidencing a present ownership interest in any of the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire any such interest and any redemption, conversion, exchange, voting, participation and dividend rights and liquidation preferences relating to any such equity securities. All Interests shall be deemed to be Allowed under the Plan.
81.
“Interest Holder” means any record or beneficial holder or owner of an Interest.
82.
“Interim DIP Order” means the Interim Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(d)(1), 364(e) And 507 (I) Authorizing Debtor To (A) Obtain Postpetition Secured Financing From YYYYY, LLC; (B) Utilize Cash Collateral; And (C) Pay Certain Related Fees And Charges; (II) Granting Adequate Protection To The Prepetition Lender;

(III) Modifying The Automatic Stay; (IV) Scheduling A Final Hearing; And (V) Granting Certain Related Relief [Docket No. 28], approving of the DIP Facility on an interim basis.

83.
“Kaxxa” means Kaxxa Holdings, Inc.
84.
“Kaxxa LOI” has the meaning set forth in Section 4.1 hereof.
85.
“Lien” means any charge against or interest in property (including, but not limited to, any mortgage, lien, pledge, charge, security interest, encumbrance, or other security device of any kind) to secure payment of a debt or performance of an obligation.
86.
“Litigation” means the interest of the Estate, the Debtor or the Reorganized Debtor in any and all claims, rights, and Causes of Action that have been or may be commenced by the Debtor or the Reorganized Debtor, except to the extent concerning any Released Parties. Litigation includes, without limitation not otherwise stated herein, any action: (i) to avoid and recover any transfers of property determined to be preferential, fraudulent, or avoidable pursuant to sections 544, 545, 547, 548, 549(a), and 550 of the Bankruptcy Code; (ii) for the turnover of property to the Debtor or the Reorganized Debtor; (iii) for the recovery of property or payment of money that belongs to or can be asserted by the Debtor or the Reorganized Debtor; (iv) for compensation for

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damages incurred by the Debtor or the Reorganized Debtor; and (iv) equitable subordination actions against Creditors.

87.
“Nasdaq” has the meaning set forth in Section 4.2 hereof.
88.
“NOLs” has the meaning set forth in Section 4.1 hereof.
89.
“Non-Debtor Subsidiaries” means collectively Marin Software Limited (Ireland), Marin Software Co Limited (Shanghai), Marin Software Limited (UK), Marin Software GMBH (Germany), Marin Software Sarl (France), and Marin Software PTE Limited (Singapore).
90.
“NYSE” has the meaning set forth in Section 4.2 hereof.
91.
“Ordinary Course Liability” means indebtedness arising in the ordinary course of the Debtor’s business operations, solely to the extent provided for in the Approved Budget.
92.
“Person” means any individual, corporation, limited liability company, general partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, Governmental Unit, or other Entity.
93.
“Petition Date” means July 1, 2025, the date on which the Debtor filed its voluntary petition for relief commencing the Chapter 11 Case.
94.
“Plan” means the portion of this Combined Disclosure Statement and Plan that constitutes the chapter 11 plan for the Debtor.
95.
“Plan Administrator” means the person or any successor thereto appointed by the Debtor under the Plan (after consultation with the Plan Sponsor), who shall, on and after the Effective Date, exercise the rights, powers, and authority of the Plan Administrator under applicable provisions of this Plan, pursuant to the Plan Administrator Agreement.
96.
“Plan Administrator Agreement” means that certain Plan Administrator Agreement, a copy of which shall be included in the Plan Supplement.
97.
“Plan Consideration” means $5.5 million in Cash payable on the Effective Date by the Plan Sponsor to the Plan Administrator consistent with the terms of the Plan.
98.
“Plan Documents” means the Plan, the Disclosure Statement, the Plan Supplement, or other documents or pleadings filed by the Debtor relating to the Plan.
99.
“Plan Objection Deadline” means the deadline established by the Bankruptcy Court for filing and serving objections to Confirmation of the Plan.
100.
“Plan of Dissolution” has the meaning set forth in Section 4.1 hereof.
101.
“Plan Sponsor” means Kaxxa.
102.
“Plan Supplement” means the pleading or pleadings identified in the Plan or Disclosure Statement for filing with the Bankruptcy Court, which shall include certain exhibits

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and schedules to the Plan, as well as documents, agreements, and instruments evidencing and effectuating the Plan.

103.
“Prepetition Sale Process” has the meaning set forth in Section 4.3 hereof.
104.
“Preferred Share” has the meaning set forth in Section 4.2 hereof.
105.
“Prepetition Secured Note” means that certain Secured Promissory Note, dated as of June 6, 2025, by and among the Debtor and the Prepetition Lender.
106.
“Prepetition Lender” means YYYYY, LLC, in its capacity as prepetition lender under the Prepetition Credit Agreement.
107.
“Prepetition Lender Secured Claim” means the Secured Claim of the Prepetition Lender against the Debtor arising under the Prepetition Secured Note, subject to the DIP Orders.
108.
“Priority Non-Tax Claim” means any Claim, other than an Administrative Claim or a Priority Tax Claim, to the extent entitled to priority under section 507(a) of the Bankruptcy Code.
109.
“Priority Tax Claim” means a Claim of a Governmental Unit of the kind specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.
110.
“Pro Rata” means proportionately so that, with respect to a Claim or an Interest (as applicable), the ratio of: (a) (i) the amount of property distributed on account of a particular Claim or Interest (as applicable) to (ii) the Allowed amount of the Claim or Interest (as applicable), is the same as the ratio of (b) (i) the amount of property distributed on account of all Allowed Claims or Interests (as applicable) in the Class or Classes entitled to share in the applicable distribution to

(ii) the amount of all Allowed Claims or Interests (as applicable) in such Class or Classes.

111.
“Procedures Order” has the meaning set forth in Section 1 hereof.
112.
“Professional” means an Entity (a) employed pursuant to a Final Order in accordance with sections 327 and 1103 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, and 331 of the Bankruptcy Code, or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.
113.
“Professional Fee Claim” means those fees and expenses claimed by Professionals pursuant to sections 330, 331, 363, or 503 of the Bankruptcy Code or otherwise, and accrued and unpaid as of the Effective Date.
114.
“Professional Fee Reserve” means an account held by counsel to the Debtor for the payment of Professional Fee Claims.
115.
“Proof of Claim” means a proof of claim filed pursuant to section 501 of the Bankruptcy Code or any order of the Bankruptcy Court, together with supporting documents.
116.
“Proposal” has the meaning set forth in Section 4.2 hereof.

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117.
“Record Date” has the meaning set forth in Section 19.13 hereof.
118.
“Rejection Bar Date” means the last date for any Entity whose claims arise out of the Bankruptcy Court approved rejection of an executory contract or unexpired lease to file a proof of claim for damages related to such rejection. The Rejection Bar Date for such Claims will be,

(i) with respect to executory contracts and unexpired leases rejected pursuant to a Court order other than the Confirmation Order, the date provided by an order approving the rejection, if any, and,

(ii) with respect to executory contracts and unexpired leases rejected pursuant to the Confirmation Order (or for which no bar date was provided in the applicable Court order), the date that is thirty

(30) days after the Effective Date.

119.
“Related Persons” means, subject to any exclusions expressly set forth in the Plan, with respect to a specific Person, said Person’s successors and assigns, and as applicable, its current and former managers, employees, agents, officers, directors, professionals, representatives, advisors, attorneys, financial advisors, accountants, and consultants, solely in their respective capacities as such.
120.
“Released Parties” means, collectively, (a) the Debtor and Reorganized Debtor; (b) the Plan Sponsor; (c) the Prepetition Lender; (d) the DIP Lender; and (e) the Related Persons of each of the foregoing Entities in clauses (a) through (d).
121.
“Remaining DIP Facility Claim” has the meaning set forth in Section 8.2(c)(ii)

hereof.

122.
“Reorganized Debtor” means the Debtor from and after the Effective Date.
123.
“Reorganized Debtor New Equity” means the new equity interests of the

Reorganized Debtor issued on the Effective Date, which represent the entirety of the equity interests in the Reorganized Debtor.

124.
“Restructuring” has the meaning set forth in Section 1 hereof.
125.
“Restructuring Support Agreement” has the meaning set forth in Section 1 hereof.
126.
“RSA” means Restructuring Support Agreement.
127.
“RSA Motion” has the meaning set forth in Section 5.3 hereof.
128.
“SEC” has the meaning set forth in Section 4.2 hereof.
129.
“Secured Claim” means a Claim that is secured by a Lien on property in which the Debtor’s Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.
130.
“Second Notice” has the meaning set forth in Section 4.2 hereof.

131.
“Schedule of Assumed Contracts” means the schedule of those certain executory

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contracts and unexpired leases that the Debtor has determined the Debtor may assume on the Effective Date. The initial Schedule of Assumed Agreements will be Filed as part of the initial Plan Supplement but remains subject to any modifications that may be made prior to the Effective Date in accordance with this Plan.
132.
“Special Meeting” has the meaning set forth in Section 4.3 hereof.
133.
“Subscription Option” means the option of the DIP Lender, as set forth in the Restructuring Support Agreement, to convert up to 100% of the principal amount of the Allowed DIP Facility Claim into shares of Reorganized Debtor New Equity at a rate of 10% of the Allowed DIP Facility Claim for 60 shares of Reorganized Debtor New Equity, up to a maximum of 100% of the Allowed DIP Facility Claim for 600 shares out of the total 1,000 shares of Reorganized Debtor New Equity.
134.
“Subsequent Distribution Date” means any date after the Initial Distribution Date upon which the Plan Administrator makes a distribution to any Holders of Allowed Claims and/or Interests pursuant to the Plan.
135.
“Supporting Parties” has the meaning set forth in Section 1 hereof.
136.
“Tax” means any tax, charge, fee, levy, impost, or other assessment by any federal, state, local, or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation, and withholding tax. “Tax” shall include any interest or additions attributable to, imposed on, or with respect to such assessments.
137.
“Tax Claim” means all or that portion of an Allowed Claim held by a Governmental Unit for a Tax assessed or assessable against the Debtor.
138.
“Unimpaired Claim” means an unimpaired Claim within the meaning of section 1124 of the Bankruptcy Code.
139.
“Unsecured Claim” means any Claim against the Debtor or Estate that is not a Secured Claim, a DIP Facility Claim, an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, or a Prepetition Lender Secured Claim.
140.
“U.S. Trustee” means the Office of the United States Trustee for the District of Delaware.
141.
“U.S.T. Fees” has the meaning set forth in Section 19.1 hereof.

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